SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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TIB FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2010

Dear Shareholder:

It is a pleasure to invite you to attend the Annual Meeting of Shareholders of TIB Financial Corp.  The meeting will be held at the Naples Beach Hotel, 851 Gulf Shore Boulevard North, Naples, Florida  34102, on Tuesday, May 25, 2010, at 8:30 a.m. local time.

At the meeting, you will be asked to consider and vote upon several matters.  These matters consist of the election of directors, an advisory (non-binding) proposal on our executive compensation program, an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 750,000,000 shares, a proposal to authorize a private placement of our securities,  an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder, and a proposal to adjourn the meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the meeting to approve the proposals to amend our Restated Articles of Incorporation and Equity Incentive Plan and also to authorize the private placement of our securities. Also, if properly presented at the meeting, shareholders will consider and vote upon a shareholder proposal.   Shareholders also will consider and vote upon such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important regardless of how many shares of stock you own.  If you hold stock in more than one account or name, you will receive a proxy card for each. Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card and vote your shares by telephone, internet or by dating, signing and returning the enclosed proxy card(s) as soon as possible. Each card represents a separate number of votes. Postage paid envelopes are provided for your convenience. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank and broker.  Therefore, we recommend that you follow the voting instructions on the form you receive.

The directors, management and staff thank you for your continued support and interest in TIB Financial Corp.

Very truly yours,

/s/ Richard C. Bricker, Jr.                         /s/ Thomas J. Longe
Richard C. Bricker, Jr.                                                                                       Thomas J. Longe
Chairman                                                                                                            Vice-Chairman, Chief Executive Officer and President

TIB FINANCIAL CORP.
Holding Company for
TIB Bank and Naples Capital Advisors, Inc.
599 9th Street North, Suite 101
Naples, Florida 34102-5624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2010

To:	The Shareholders of TIB Financial Corp.

The Annual Meeting of Shareholders (the “Annual Meeting”) of TIB Financial Corp. will be held at the Naples Beach Hotel, 851 Gulf Shore Boulevard North, Naples, Florida 34102, on Tuesday, May 25, 2010, at 8:30 a.m. for the purpose of acting upon the following matters:

1.	To elect the four nominees named in the Proxy Statement to the Board of Directors.

                2.             To vote on an advisory (non-binding) resolution to ratify the compensation of the named executive officers in the Proxy Statement.

3.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 750,000,000 shares.

4.	To approve the authorization of a private placement of our securities to accredited investors.

5.
To approve an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder, the number of shares allocable to directors and employees, and the number of shares that may be issued in the form of restricted stock grants.

6.
To grant the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Annual Meeting, in person or by proxy, to approve one or more of Proposals 3 through 5

7.	To vote on a shareholder proposal regarding director fees, if properly presented at the Annual Meeting.

8.	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set April 9, 2010 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT.  EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON AS LONG AS THE SHARES ARE REGISTERED IN THE NAME OF THE SHAREHOLDER.

The Proxy Statement and Form 10-K report to shareholders are available at:  https://materials.proxyvote.com/872449 .

By Order of the Board of Directors
April 29, 2010	/s/ Richard C. Bricker, Jr.	/s/ Thomas J. Longe
	Richard C. Bricker, Jr., Chairman	Thomas J. Longe, Vice-Chairman

TIB FINANCIAL CORP.
Holding Company for
TIB Bank and Naples Capital Advisors, Inc.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2010

PROXY SOLICITATION AND VOTING

General

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of TIB Financial Corp. (“we,” “our,” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”).

The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have the holder’s shares voted by proxy, even if the holder attends the Annual Meeting.  Any proxy may be revoked by the person giving it at any time before its exercise, by notice to our Secretary, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person.  All properly executed proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in the proxy.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the election of directors, for approval of the resolution on our executive compensation, for the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock, for the authorization of a private placement of our securities to accredited investors, for approval of the amendment to the 2004 Equity Incentive Plan, and for the proposal to grant the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Annual Meeting to approve Proposals 3 through 5.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted against approval of the shareholder proposal on director fees (if properly presented at the Annual Meeting), and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

This proxy statement and the enclosed proxy are being mailed to our shareholders on or about April 29, 2010.

We are a bank holding company organized in February 1996 under the laws of the State of Florida.  Our operating subsidiaries consist of TIB Bank, which commenced its commercial banking operations in Islamorada, Florida in 1974 and Naples Capital Advisors, Inc., which commenced its investment advisory services in Naples, Florida in 2007.

Record Date and Outstanding Shares

Our Board of Directors has set April 9, 2010, as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 14,887,922 shares of our common stock issued and outstanding.

Quorum and Voting Rights

A quorum for the Annual Meeting consists of the holders of the majority of our outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting.

 Each share of our common stock is entitled to one vote on each matter to come before the Annual Meeting.  If a quorum is present, directors will be elected by a plurality of the votes cast by shares entitled to vote. If a quorum is present, the approval of the advisory (non-binding) proposal on our executive compensation program, the authorization of a private placement of our securities to accredited investors, the amendment to our 2004 Equity Incentive Plan, the proposal to grant proxyholders discretionary authority to vote to adjourn the Annual Meeting and the shareholder proposal (if properly presented), each requires the affirmative vote of a majority of the shares represented at the Annual Meeting.  The proposal to amend our Restated Articles of Incorporation requires the approval by the affirmative vote of no less than a majority of the outstanding shares of Common Stock.  Neither abstentions nor broker non-votes will be counted as votes cast for the purpose of determining whether any proposal has received sufficient votes for approval.

Solicitation of Proxies

In addition to this solicitation by mail, our officers and employees and those of TIB Bank, without additional compensation, may solicit proxies in favor of /or against a proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication.  Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our common stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals.  We will pay for the costs of soliciting proxies for the Annual Meeting.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Instructions on how to access and review the Proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to shareholders of record.

 PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Information About the Board of Directors and Their Committees

The members of our Board of Directors are elected by the shareholders.  Our directorships are divided into two classes, with the members of each class serving two-year terms and, as a general rule, our shareholders elect one class annually.   The members of the Board of Directors of TIB Bank and Naples Capital Advisors, Inc., are elected annually by us, acting as the sole shareholder.

At the Annual Meeting, shareholders will consider the election of four persons to serve as a director of the Company.  Messrs. Boaz, Parks, Schindler and Wallace will serve for a two-year term which expires at the 2012 Annual Meeting of shareholders. The terms of the other four incumbent directors will continue as indicated below. The directors serve until their successors are elected and qualified.  The nominees are presently directors of the Company.

It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominee.  At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the proxies will be voted for the election of such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS A DIRECTOR OF THE NOMINEES NAMED BELOW.

The following sets forth the name, age and principal occupation of the nominees for election as directors and also those incumbent directors continuing in office as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director of the Company:

Nominees for Election of Director

Bradley A. Boaz, age 50, is an independent director and has been a director of the Company since his appointment in November 2008. He has served the Barron Collier Companies (BCC) in various positions since 1990 where he currently serves as Executive Vice President and Chief Financial Officer. His tenure at the BCC has included the responsibilities of Chief Financial Officer along with oversight of the Treasury Services, Taxation, Accounting, Information Technology and Legal Services functions. Mr. Boaz is an active Naples community leader being affiliated with the Greater Naples Chamber of Commerce, Leadership Collier Foundation, Collier County Productivity Committee and Florida Taxwatch. Mr. Boaz attended Leadership Institute 2005 and is a graduate of the Leadership Collier Class of 2002. Additionally, Mr. Boaz served as a board member of the Economic Development Council for Collier County from 2000 to 2005, as former Co-chairman of the Economic Development Council Public Policy Committee and as an Executive Committee Member of the Economic Development Council for Collier County.

The professional experience as the Chief Financial Officer at Barron Collier Companies and 10 years of public accounting experience with KPMG serving financial institutions qualifies Mr. Boaz as a financial expert bringing to our board relevant experience with accounting and reporting issues, SEC filings and complex corporate real estate and finance transactions. Additionally, his tenure with the Barron Collier Companies provides the board of directors with significant first hand knowledge of the skills and requirements necessary to attract, retain, manage and evaluate a successful management team as well as in depth insight into the Southwest Florida economy, real estate market and business environment.

John G. Parks, Jr., CPA, age 68, is an independent director, has been a director of the Company and of TIB Bank since 2002 and is Chairman of the Audit Committee.  He is President of John G. Parks, Jr., CPA, P.A. and a partner of Oropeza & Parks Certified Public Accountants.  He has been practicing as a CPA in the Florida Keys for more than 38 years.  Mr. Parks is a former board member of First Federal of the Florida Keys and Barnett Bank of the Keys and a former advisory board member of NationsBank.  Mr. Parks is Past President of the Greater Key West Chamber of Commerce, the Rotary Club of Key West and the Florida Keys Chapter of the Florida Institute of CPAs and Past Chairman of the Board of Trustees of the Florida Keys Community College.  He currently serves as a commissioner on the Key West Housing Authority.

The professional experience provided by practicing for over 41 years a Certified Public Accountant in charge of various audit and management advisory services with expertise in all aspects of income tax planning and preparation qualifies Mr. Parks as a financial expert and provides requisite knowledge, ethics and experience to serve as Audit Committee Chairman. As a lifetime resident of Key West Florida and through his significant participation in professional associations and service as a local community leader, Mr. Parks brings the Board of Directors in touch knowledge of the lower Florida Keys economy and communities and first hand perspective of the needs, concerns and opportunities of the local customer  and shareholder base.

Marvin F. Schindler, age 67, is an independent director and has been a director of the Company and of TIB Bank since 1997.  He was the President and Owner of Florida Keys Truss, Inc. from 1985 until his retirement in 2002.  Before that he served in the United States Army.  He served 20 years in the United States Army primarily as a fixed wing and helicopter pilot.  He flew three combat tours in Vietnam completing more than 1700 combat flying hours.  He was awarded the Distinguished Flying Cross four times and retired in the grade of Major.  He has served as the President of the Marathon Chamber of Commerce, the Florida Keys Contractors Association, the Stanley Switlik PTA, and the Marathon Youth Club.  He currently serves on the Board of Trustees of Fishermen’s Hospital, serves on the Board of Directors of the Florida Land and Sea Trust and is the President of the Stirrup Key Homeowners Association.  Mr. Schindler has resided in the Florida Keys for over 28 years.  He has a Bachelor of Science Degree in aeronautics from Embry-Riddle Aeronautical University, Dayton Beach, Florida.  He continues to fly and has been an active pilot for more than 44 years.

Mr. Schindler has served for more than 13 years on our Board of Directors, supporting institutional continuity with company and industry knowledge accumulated through all phases of industry and economic cycles and through our expansion out of the Florida Keys into southern Miami-Dade, Collier, Lee and Sarasota counties over that period. He brings valuable insights gained in developing customer relationships, ethical practices, quality management and board development. As a long-time Florida Keys entrepreneur, community leader and resident, Mr. Schindler brings the board the perspective of a cross section of a diverse range of our Florida Keys market customers and shareholders.

Otis T. Wallace, Esquire, age 58 is an independent director and has been a director of the Company and of TIB Bank since 2002.  He has been Mayor of Florida City since 1984.  Mr. Wallace is chairman of the Florida City Community Redevelopment Agency and a member of the Homestead-Florida City Chamber of Commerce.  He also is an attorney admitted to the Florida Bar in 1978.  Mr. Wallace is Chairman of the Florida City Foundation and serves on the Board of Directors of The Everglades Association, The National Conference of Black Mayors, and the Homestead Area Indigent Care Foundation, Inc.

The professional experience as a licensed attorney for over 32 years and as Mayor and Manager of Florida City for over 26 years brings the Board of Directors the unique perspective of a legal professional and long time public servant. His service to the South Miami-Dade community and knowledge of the intricacies and complexities of the legal system and Florida and national political, governmental and regulatory environments are invaluable assets to the Company and contribute greatly to the breadth of experience and perspectives of the Board of Directors. As a lifetime resident of Southern Miami-Dade county and through his service as a local community leader, Mr. Wallace also brings the Board of Directors a perspective of the needs, concerns and opportunities of the Southern Miami-Dade customer base.

Incumbent Directors Whose Terms Expire in 2011

Richard C. Bricker, Jr., CPA, age 66, is an independent director, has been a director of the Company and of TIB Bank since 2003, is Chairman of the Board of the Company and is Chairman of the Corporate Governance and Nomination Committee.  He is President of Bricker & Associates, LLC, a financial and board consulting firm, and is Director of Internal Audit for CompuCredit Corporation.  He has practiced as a CPA servicing public financial institutions and companies in other industries for over 34 years, including with BDO Seidman, LLP, as the Managing Partner of their Atlanta office; with Bricker & Melton, PA, as managing partner of the firm; and with Ernst & Young, LLP. Through his firms, Mr. Bricker has been a member of the Florida Community Bankers Association, the Georgia Bankers Association, Georgia Community Bankers Association, and Alabama Bankers Association.  He is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.  He also has been a speaker to financial institution executives and directors on various topics. Mr. Bricker is a native of Richmond Virginia, is a graduate of the University of Richmond and lives in Atlanta, Georgia.

The professional experience as a Certified Public Accountant for 40 years including his auditing and providing consulting services to public and private financial institutions in the Southeastern United States, as a lecturer to financial institution directors and officers on various topics and as director of internal audit for a publicly traded financial institution, qualifies Mr. Bricker as a financial expert. This extensive industry experience as well as his professional experience as lead partner in Bricker & Melton P.A., managing partner of BDO Seidman, LLP’s Atlanta office and head of the firm’s financial institution practice, provides Mr. Bricker with the leadership experience and skills required to be Chairman of the Board.

Howard B. Gutman, age 56, is an independent director, has been a director of the Company and of TIB Bank since 2008 and is Chairman of the Strategic Planning and Marketing Committee. He is President of The Lutgert Companies, where he has served in various roles for 34 years. The Lutgert Companies include Premier Properties, Lutgert Insurance, Lutgert Title, and development of both residential and commercial real estate projects. A founding member of The Education Foundation of Collier County, Mr. Gutman serves on the local advisory board of the University of Florida Foundation as well as the advisory board for the Bergstrom Center for Real Estate Studies at the University of Florida. He is a member of the International Council of Shopping Centers, a former Collier County advisory board member of Northern Trust Bank and a current board member of the Collier County Winged Foot Athletic Scholarship Foundation. He is co-founder of the Gulfshore Shootout Basketball Tournament and Scholarship Fund and has been involved with many youth-related programs associated with the YMCA, Optimist Club and Greater Naples Little League.

The professional experience of having been involved with obtaining financing with financial institutions for over $1.0 billion of real estate development loans and managing the related commercial and residential real estate projects and investments brings the Board of Directors extensive real estate industry experience from a borrower’s perspective. In addition to his professional experience representative of a large segment of our loan portfolio customer base, his experience in project feasibility evaluation and being responsible for strategic direction in his roles evidences the skill set required of Chairman of the Strategic Planning and Marketing Committee.

Paul O. Jones, Jr., M.D., 48 is an independent director, has been a director of the Company and of TIB Bank since 2003 and is Chairman of the Compensation Committee. He has been in private practice in Naples, Florida since 1990. He is a founding member and past President of Anchor Health Centers, Inc., a multispecialty physician group with over 300 employees.  He has active staff privileges in the NCH Healthcare System.  Dr. Jones is a director and Past President of the Naples North Rotary Club, is actively involved in the Neighborhood Health Clinic and is a volunteer physician for the FedEx gators. He is a member of the Board of Directors of the Fred M. Jones Estates, Ltd., a farm in Jamaica.

The professional experience as founding member and past president of Anchor Health Centers, Inc. brings the Board of Directors the experience and perspective of a successful professional physicians’ practice and local business and community leader serving the Company’s Southwest Florida market. His unique perspective provides the Board of Directors with insight into the needs, concerns and perspectives of the individuals and practices in the medical profession, a significant and highly profitable customer segment targeted by the Company and the requirements of managing an organization with hundreds of professionals which evidences the skill set required of Chairman of the Compensation Committee.

Thomas J. Longe, age 47, serves as Vice Chairman of the TIB Financial Corp. Board of Directors in addition to his current responsibilities as Chief Executive Officer and President of the Holding Company and as Chairman of TIB Bank. He assumed the Chief Executive Officer position of TIB Financial Corp. in April 2008 and was appointed as President of TIB Financial Corp. in March 2009. Mr. Longe has been a director of TIB Financial Corp. and of TIB Bank since 2001 and served as Chairman of TIB Financial Corp. from 2004 until May 2009. He has served as Chairman of TIB Bank since 2003. Since 1993, Mr. Longe has been a director and executive officer of the Trianon Companies in Naples, Florida, which is an economic/management consulting and private investment company. Previously, Mr. Longe worked as a loan officer and credit analyst at Bank One, Columbus, N.A. and Comerica Bank—Detroit in commercial real estate, middle market lending, dealer commercial services and international.

The professional experience with Bank One and Comerica Bank combines with over twenty five years of business experience in commercial real estate and finance where he has been responsible in an executive role for strategic direction, marketing, human resources and overall growth and performance of his second-generation family businesses, which share many characteristics with our typical commercial customers. This blend of experiences provides the unique holistic perspective required of Vice Chairman, Chief Executive Officer and President of the Company.

Director Independence
Our Board of Directors has determined that a majority of our directors are independent.  In determining director independence, the Board considers all relevant facts and circumstances, including the NASDAQ listing standards.  The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation.  The Board of Directors has determined that the following seven of our eight directors following the Annual Meeting are independent under these guidelines:  Messrs. Boaz, Bricker, Gutman, Jones, Parks, Schindler, and Wallace.  As a member of management, Mr. Longe is not considered independent.

Meetings and Committees of the Board of Directors

Our Board of Directors held twelve regular meetings during the 2009 fiscal year.  Each director attended at least 75% of the board meetings and committee meetings of which such director was a member.

Our Board of Directors maintains the following five committees:  Compensation; Corporate Governance and Nomination; Audit; Executive; and Strategic Planning and Marketing.

For information regarding our Compensation Committee, see “Compensation Committee Report.”

For information regarding our Corporate Governance and Nomination Committee, see “Corporate Governance and Nomination Committee.”

For information regarding our Audit Committee, see “Audit Committee Report.”

For information regarding our Executive Committee, see “Executive Committee.”

For information regarding our Strategic Planning Committee, see “Strategic Planning and Marketing Committee.”

Board Leadership Structure and Risk Oversight

The Company’s Corporate Governance Policies and Guidelines require that the role of the Chief Executive Officer and that of Chairman should be separate, and that the Chairman of the Board should be selected among non-employee directors.  The Company believes that separating the roles of corporate officers and Chairman of the Board enhances its governance structure more than a combination of two positions.  The Company views an independent chairperson as better able to establish a pro-shareholder agenda without the management conflicts that a chief executive officer or other executive insider may sometimes encounter.  The Company believes that this leads to a more proactive and effective Board of Directors that has as its primary focus the interests of Company shareholders.

The Board believes that it also has established substantial independent oversight of management.  For example, seven of the eight Company directors are independent under the Nasdaq Global Select Market guidelines.  In addition, each of the Board’s major committees, including the Audit, Compensation, and Corporate Governance and Nomination Committees are comprised solely of independent directors.  Also, the Company’s non-management directors meet in executive session periodically without management in attendance.  This means that oversight of critical matters such as the integrity of the Company’s financial statements, executive compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and key Committees is entrusted to independent directors.

The Board appointed our Vice Chairman, Chief Executive and President, Thomas J. Longe, as the Company’s Chief Risk Officer. In this role, the Chief Risk Officer reports on enterprise risk management issues in a formal report to the Board monthly. Through review of this report and direction given to the Chief Risk Officer, the Board influences the agenda, timeline and priorities of the enterprise risk management processes at the Company. For additional information regarding the Board’s role in the risk oversight of the Company see “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Compensation Policies and Practices Relating to Risk Management.”

Executive Officers

The following lists our executive officers and certain officers of TIB Bank, all positions held by them with the Company and TIB Bank and the periods during which such positions have been held, a brief account of their business experience during the past five years and certain other information including their ages.  All officers of both the Company and TIB Bank are appointed annually at the meetings of the respective Boards of Directors following their election to serve until the annual meeting in the subsequent year and until successors are chosen.  Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

Name	Age	Information About Executive Officers
Thomas J. Longe	47	See the table above under “Directors.”

Stephen J. Gilhooly	57
Stephen J. Gilhooly is an Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Chief Financial Officer of TIB Bank. Mr. Gilhooly joined the Company in April 2006. From 1990 to joining the Company, he was Director of Investment Banking in the Financial Institutions Group for Advest, Inc. where he advised financial institutions on acquisitions, capital raising and strategic matters. From 1985 to 1989, he was Executive Vice President, Treasurer and Chief Financial Officer of New Hampshire Savings Bank Corp. From 1974 to 1985, he was employed by Price Waterhouse.  Mr. Gilhooly is a certified public accountant.

Michael D. Carrigan	58
Michael D. Carrigan is Chief Executive Officer and President of TIB Bank.  Prior thereto, he served as Executive Vice President of TIB Bank and Monroe/Miami-Dade Counties Chief Executive Officer.  Mr. Carrigan has been employed by TIB Bank since February 2004.  From 2000 until joining TIB Bank, he was an Equity Partner and consultant with Bennington Partners, Inc., a bank consulting firm specializing in commercial loan review and loan portfolio management.  From 1993 to 2000, he was President, Chief Executive Officer and Director with New Milford Bank & Trust Company, Connecticut, a $400 million publicly traded bank, which was acquired by Summit Bank (now Bank of America) in the first quarter of 2000.  From 1987 to 1993, Mr. Carrigan was Executive Vice President and Senior Lending Officer at UST Bank/Connecticut, a subsidiary of US Trust.

Michael H. Morris	50
Michael H. Morris is CEO and President of Naples Capital Advisors, Inc., the Registered Investment Advisory firm of TIB Financial Corp., and an Executive Vice President of TIB Bank.  In late 2009, he assumed responsibility for the bank’s Personal Banking Division, including retail, private banking and trust services.  Prior to joining TIB, Mr. Morris had previous responsibilities for trust, investment services, and  private banking at SunTrust Bank from 1994-2000 and First National Bank of Florida from 2000-2005. First National was acquired by Fifth Third Bancorp in January of 2005 and Mr. Morris continued to lead the Florida unit of Fifth Third Investment Advisors until January 2006.  Subsequently, Mr. Morris founded Naples Capital Advisors, Inc. which was acquired by the Company in January 2008.

Alma R. Shuckhart	60
Alma R. Shuckhart is Senior Executive Vice President and Chief Credit Officer of TIB Bank. Mrs. Shuckhart joined TIB Bank in 1993 and has held several positions.  From December 2002 to October 2006, she served as Executive Vice President and Chief Credit Officer.  Most recently, from May 2007 to December 2007, she served as Senior Executive Vice President of TIB Bank and Southwest Florida Market President. From October 2006 to May 2007, she served as Executive Vice President and Southwest Florida Market Chief Executive Officer.  Prior to joining TIB Bank, Mrs. Shuckhart was a Commercial Lending Officer for Evanston Bank in Evanston, IL.  She began her banking career in 1987 with Barnett Bank of Pasco County.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officers, our principal financial officer, and our three other most highly-compensated executive officers in 2009.  We refer to these five persons throughout as the “Senior Officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the Senior Officers has the potential to impact both our short-term and long-term profitability. Therefore, we place considerable importance on the design and administration of the executive compensation program.

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors oversees our compensation programs. Our compensation programs include programs designed specifically for our Senior Officers.

Our Board of Directors established the Compensation Committee to, among other things, review and approve the compensation levels of Senior Officers, evaluate the performance of the Chief Executive Officer and consider senior management succession issues and related matters for the Company. The objectives and the goals of our compensation programs are to attract, employ, retain and reward executives capable of leading us in achieving our business objectives by rewarding past performance of the Senior Officers and seeking to align their long-term interests with those of our investors.

In accordance with NASDAQ listing standards, the Compensation Committee is composed entirely of independent, non-management members of our Board of Directors. No Compensation Committee member participates in any of our employee compensation programs. Each year the Corporate Governance and Nomination Committee reviews all direct and indirect relationships that each director has with the Company, and our Board of Directors subsequently reviews its findings. Our Board of Directors has determined that none of the Compensation Committee members has any material business relationships with the Company.

The Compensation Committee has in the past taken the following actions to link Senior Officers’ pay and performance:

•	realigned compensation structures based on a more clearly defined competitive compensation strategy; and
•	reviewed and ensured senior officer compensation is in compliance with Section 111 of the Emergency Economic Stabilization Act of 2008.

The responsibilities of the Compensation Committee are set forth in its charter, which is available on our website at www.tibfinancialcorp.com.

Objectives of Our Compensation Programs

Normally, we compensate our Senior Officers through a mix of base salary, cash bonus incentive compensation and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our shareholders. However, in recent years, due to the projected financial performance of the Company as a whole, the Compensation Committee determined, during the first quarter of each year, that it would be inappropriate to consider cash bonus incentive compensation for the Senior Officers. Accordingly in 2009, the Senior Officers were not eligible to receive any such incentive compensation.

Our compensation setting process consists of the Chief Executive Officer and President, working together with the Compensation Committee, to establish each component of total compensation including base salary, incentive compensation and equity compensation for each of the Senior Officers.

In general, our process begins with establishing individual and corporate performance objectives for Senior Officers for the year. Together with the Compensation Committee, we engage in a dialogue with the Chief Executive Officer concerning strategic objectives. Collectively, we determine the measures to be considered in incentive awards (when eligible) and the degree of difficulty in achieving specific performance targets (when established).

We do not believe that it is appropriate to establish compensation levels based on benchmarking. We do believe, however, that information regarding pay practices at other companies is useful in at least two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that the Senior Officers and the Compensation Committee consider in assessing the reasonableness of compensation.

The Chief Executive Officer and President’s recommendations to the Compensation Committee for Senior Officers’ compensation, and the Compensation Committee’s review of those recommendations, are based primarily upon an assessment of each Senior Officer’s leadership, performance and potential to enhance long-term shareholder value. We rely upon our subjective judgment about each individual and not on rigid formulas or short-term changes in business performance in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and/or enhances long-term shareholder value and encourages prudent risk taking. Key factors affecting our judgment have historically included: (i) the performance compared to the goals established for the Senior Officer during the first quarter of the year; (ii) the nature, scope and level of responsibilities; (iii) the effectiveness in leading our initiatives to increase customer value and productivity; (iv) the contribution to our commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies; (v) and the commitment to community leadership and diversity.

We also evaluate each Senior Officer’s current salary and the appropriate balance between incentives for long-term and short-term performance.

As previously mentioned, we have historically used three categories of eligible compensation for the Senior Officers—salary, cash bonus and equity compensation in the form of stock option grants or restricted stock awards. In that regard, on October 26, 2004, the board approved Distribution Guidelines for the shareholder approved 2004 Equity Incentive Plan. The Distribution Guidelines provide general guidelines for equity award components. The Compensation Committee has generally approved the salary and equity award components for each Senior Officer during the first quarter of the year. The Compensation Committee has generally approved the cash bonus component for each Senior Officer during the fourth quarter of the year. As discussed in greater detail below, the Senior Officers were not eligible for cash bonus compensation during 2009.

Compensation Consultant

The Compensation Committee met nine times in 2009 to discuss Senior Officers’ compensation. During 2009, the Compensation Committee engaged a third party compensation consultant, Amalfi Consulting (“Amalfi”), to provide research, analysis and recommendations to the Compensation Committee regarding the equity compensation of the Board of Directors and to aid in the Company’s assessment of compliance with compensation related laws and regulations and provide feedback on the Compensation Committee’s planning for base compensation, incentive compensation and equity based incentive compensation programs for 2010 and beyond. The consultant’s report was issued in February 2010 and its recommendations included the following:
•	continue implementation of documentation requirements;
•	continue formalization of plan administration;
•	incorporate plan triggers;
•	explore the use of multi-year performance periods;
•	modify lender plans to include loan quality metrics;
•	update plans to include clawback provisions;
•	formalize discretionary incentive plans;
•	incorporate the use of restricted stock;
•	conduct pro-forma incentive modeling; and
•	review agreements for single trigger change in control payouts.

The Compensation committee intends to review these recommendations in 2010.

Equity Incentive Plan

On May 25, 2004, our shareholders approved the 2004 Equity Incentive Plan (“2004 Plan”). The 2004 Plan provides for the grant of future equity based awards to officers, directors, employees, consultants and other persons providing services to the Company.

One purpose of the 2004 Plan is to further the growth in our earnings and the market appreciation of our stock by providing long-term incentives to officers, directors, employees and other persons providing services to the Company. We intend that the long-term incentives provided by the Plan will help us recruit, retain and motivate our officers, directors and employees, who provide important services to the Company. All equity based awards made during 2009 were made under the 2004 Plan.

Compensation Committee Requirements under TARP

On December 5, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), the Company issued and sold to the U.S. Department of the Treasury, Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a related Warrant to purchase common stock. Pursuant to the issuance of the capital instruments described, the Company, and specifically the Compensation Committee, now must perform and document certain duties and are subject to certain limitations and requirements as summarized below.

Senior Officers’ compensation in excess of $500,000 per year will not be tax deductible, as long as the Company is a participant in the TARP CPP.

Incentive compensation clawbacks require the Company to provide for the recovery of bonus or incentive compensation paid to a Senior Officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate. Unlike the clawback provisions under the Sarbanes-Oxley Act of 2002, the Emergency Economic Stabilization Act of 2008 (“EESA”) clawback provisions do not require that “misconduct” cause the inaccurate results. In addition, the rules under CPP specifically note that the clawback requirements are not triggered only by an accounting restatement, are not limited to a specific recovery period and are not limited to material inaccuracies related to financial reporting.

Companies participating in the CPP may not make “golden parachute payments” to a Senior Officer during the period of Treasury’s investment in the Company. For purposes of the CPP, a “golden parachute payment” is defined under new Section 280G(e) of the Internal Revenue Code and means a compensatory payment made in connection with a Senior Officer’s “applicable severance from employment” to the extent such payment exceeds three times the Senior Officer’s average taxable compensation for the five years preceding the year of termination.

The Compensation Committee is required to take the following three steps with respect to the prohibition on providing incentive compensation that involves excessive risk taking.

   1. Promptly, but in no case more than 90 days of closing CPP, the Committee must review Senior Officers’ incentive arrangements with the Company’s senior risk officer(s) to ensure that the arrangements do not encourage Senior Officers to take unnecessary risks that threaten the value of the institution.

  2.  After the initial review, the Compensation Committee must meet twice each year with the Company’s senior risk officer(s) to discuss and review the relationship between the Company’s risk management policies and practices and Senior Officer incentive compensation arrangements.

  3. The Compensation Committee must certify that it has completed these reviews and that the committee has made reasonable efforts to ensure that Senior Officers incentive compensation arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company.

The Committee met on July 10, 2009, October 16, 2009 and on February 10, 2010 for the foregoing purposes.

Actions taken by the Compensation Committee and other Company officials pursuant to TARP

Prior to closing, each Senior Officer executed a waiver of claims that the executive may have against the U.S. Treasury or the Company due to participation in the CPP. An officer’s certificate was executed certifying that the amendments to compensation and benefit plans and agreements applicable to Senior Officers necessary to comply with the applicable provisions of Section 111 of EESA have been made. The securities purchase agreement included post-closing covenants that obligate the Company to operate our compensation plans and agreements with respect to our Senior Officers in a manner that complies with Section 111 of EESA and the related guidance, and the Company is prohibited from adopting plans or agreements that do not comply with these measures, as long as the Company is a participant in the CPP.

The Company’s Senior Risk Officer has reviewed all Senior Officer incentive compensation arrangements, and on July 10, 2009 met with the Compensation Committee to discuss his analysis and conclusions. After a thorough review of the incentive compensation arrangements, the Compensation Committee unanimously determined that such arrangements do not encourage Senior Officers to take unnecessary and excessive risks that threaten the value of the Company.

Overview of Compensation Philosophy and Program

For 2009, the Compensation Committee determined that the Senior Officers’ total compensation for the year 2009 was reasonable, competitive and consistent with the objectives of our compensation philosophy and program.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to the Senior Officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided to our Senior Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

In order to recruit and retain the most qualified and competent individuals as Senior Officers, we strive to maintain a compensation program that is competitive in the labor market. The purpose of our compensation program is to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our Senior Officers:

•	drive and reward performance which supports our core values;

•	when appropriate, provide a significant percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;

•	encourage stock holdings to align the interests of Senior Officers with those of our shareholders;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced Senior Officers; and

•	set compensation and incentive levels that reflect competitive market practices.

Role of Senior Officers in Compensation Decisions

The Chief Executive Officer and President annually reviews the performance of each Senior Officer (other than the Chief Executive Officer and President, whose performance is initially reviewed by the Compensation Committee). The conclusions and recommendations resulting from the Senior Officers’ reviews, including proposed salary adjustments and annual equity award amounts, are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of the recommendations. The Compensation Committee then makes a final recommendation for compensation adjustments to our Board of Directors for approval.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our Senior Officer compensation philosophy includes the following four principles:

(i)	Compensation should be related to performance

We believe that a significant portion of a Senior Officer’s compensation should be tied not only to individual performance, but also to the performance of the Senior Officer’s business unit, division, department or function and our overall performance measured against both financial and non-financial goals and objectives. During periods when performance meets or exceeds the established objectives, Senior Officers should be paid at or more than expected levels. When our performance does not meet expectations, cash bonus incentive compensation, if any, should be less than such levels. Due to the Company’s projected results for 2009 relative to its short term financial goals discussed below, the Compensation Committee determined it would be inappropriate to consider cash based incentive compensation for 2009.

(ii)	Incentive compensation should represent a significant portion of a Senior Officer’s total compensation.

In order to significantly reduce the amount of compensation paid to the Senior Officers when our overall performance is not optimum, a large portion of compensation should be paid in the form of short-term incentives. Senior Officers have the incentive of increasing our profitability and shareholder return in order to earn a significant portion of their compensation package. As discussed above, the Senior Officers were not eligible to receive any cash bonus incentive compensation for 2009.

(iii)	Compensation levels should be competitive.

The Compensation Committee reviews the recommendations of the Chief Executive Officer and President with respect to the competitiveness of the compensation levels of the Senior Officers. We believe that a competitive compensation program enhances our ability to attract and retain Senior Officers.

(iv)	Incentive compensation should balance short-term and long-term performance.

The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, Senior Officers will typically be provided both short- and long-term incentives. As long-term incentives, we provide Senior Officers and many other employees with the means to become shareholders of the Company or to share in the appreciation in value of our stock with shareholders. These opportunities include stock option grants, the employee stock purchase plan and restricted stock awards.

Factors Considered in Compensation Programs

The Compensation Committee adopted a general outline of factors typically considered in determining Senior Officers’ incentive compensation. These factors are defined, and their use in Senior Officers’ annual compensation is described, below:

Short Term Financial Goals:
•	Significant sustainable increases in earnings per share and return on average equity;
•	Maintenance of asset quality;
•	Significant quality asset and deposit growth; and
•	Improve operating efficiency.

During the first quarter of 2009, the Compensation Committee assessed the projected results of the Company for 2009, as presented in the 2009 annual business plan and budget approved by the Board of Directors. Those projected results indicated that the Company would experience a decrease in earnings, asset quality and operating efficiency (as measured by the Company’s efficiency ratio) from historic levels. Upon concluding that the Company’s projected results were not satisfactory because of the current economic and operating environment and the four short term financial goals above were not attainable, the Committee determined it would be inappropriate to consider cash incentive compensation for 2009. Accordingly, no specific quantitative financial performance targets were established by the Compensation Committee and the Committee determined that none of the Senior Officers would be eligible for cash bonus incentive compensation for 2009.

Short Term Non-Financial Goals:
•	Empower and enable officers to accomplish specific annual goals and objectives;
•	Maintenance of exceptional compliance standards;
•	Cultivate and maintain healthy internal culture;
•	Continue to maintain high quality investor relations with current and prospective owners, analysts and investment community;
•	Identify, attract and retain key personnel;
•	Enhance our brand image; and
•	Identify and pursue strategic alternatives to supplement organizational growth.

Strategic Objectives:
•	Ensure the high morale, productivity and stability of our officer and employee base;
•	Balance our Board of Directors’ directive of quality growth and increased profitability in an acceptable and sustainable manner;
•	Display the leadership and ethical conduct that motivates others to high levels of productivity and achievement;
•	Fulfill all the requirements of the Senior Officer’s position;
•	Conduct oneself in the communities in which we operate in a social and professional manner that promotes our high standards;
•	Maintain market dominance in our core Florida Keys market and increase market share in all other markets; and
•	Review and adapt the internal organizational structure to maximize opportunities and economies of scale, create a platform that’s scaleable and promote internal accountability.

Review of Senior Officer Performance

The Chief Executive Officer and President and the Compensation Committee review each compensation element of each Senior Officer. In each case, we take into account the scope of responsibilities and experience, and balance them against competitive salary levels. The Compensation Committee has the opportunity to meet with the Senior Officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year, the Chief Executive Officer and President makes recommendations for compensation adjustments and equity incentive awards and presents to the Compensation Committee his evaluation of each Senior Officer, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation, input from some or all of the other Senior Officers, the Compensation Committee makes its own assessments and determinations and makes the final recommendation to the Board of Directors for compensation adjustments for each Senior Officer.

Components of the Executive Compensation Program

We believe the total compensation and benefits program for Senior Officers should generally consist of the following:

•	base salaries;

•	annual cash bonus incentive (when appropriate and overall goals are met);

•	long-term incentive compensation, through equity awards; and

•	retirement, health and welfare benefits.

Base Salaries

Senior Officers’ base salaries are generally determined by evaluating a Senior Officer’s level of responsibility and experience and our overall performance.

Adjustments to base salaries are driven primarily by individual performance. Individual performance is evaluated by reviewing the Senior Officer’s success in achieving business results, promoting our core values and demonstrating leadership abilities. During the first quarter, when considering the base salary of the Senior Officers for 2009, we considered our continuing achievement of our short-term non-financial goals and strategic objectives.

Other elements of compensation are affected by changes in base salary. Annual incentives, when appropriate and eligible, are paid out as a percentage of base salary. The salaries paid to our Chief Executive Officer and President and the other Senior Officers during 2009 are shown in the Summary Compensation Table below.

Annual Cash Bonus Incentive Compensation

The annual incentive compensation awarded provides Senior Officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, division, department or function and, when established, individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align Senior Officers’ pay with our annual (short-term) performance. As discussed above, the Compensation Committee determined it would be inappropriate to consider cash incentive compensation for the Senior Officers during 2009.

Stock Options and Restricted Stock

The grant of stock options or restricted stock to Senior Officers, employees, directors and consultants during 2009 were made under our 2004 Plan. Typically, during the first quarter of each year, we make annual grants of stock options or restricted stock to our Senior Officers and employees. Senior Officers and certain other officers and employees may also receive stock options at or near the time of their hire and then annually. We believe that grants of stock options and restricted stock awards serve as effective long term incentives for Senior Officers that encourage them to remain with us and continue to excel in their performance. Each Senior Officer’s role in support of the Company’s progress on strategic objectives and short term non-financial goals were considered in their annual evaluation of performance by the CEO. The CEO recommended to the Compensation Committee annual equity incentive awards, including the number of stock option shares or restricted stock awards granted during the year for employees. Due to ambiguity in the types of equity grants allowable under regulations governing TARP CPP recipients, no equity awards were granted to the Senior Officers during 2009.

When granted, each stock option permits the Senior Officer, generally for a period of ten years, to purchase one share of Company stock from us at the exercise price, which is the closing price of our stock on the date of grant. Stock options have value to the grantee only to the extent the price of our stock on the date of exercise exceeds the exercise price. Stock options granted in a given year will generally become exercisable in five equal annual installments beginning on the one year anniversary of the grant date. In prior years, restricted stock awards were valued at the closing price of our stock on the date of grant. Restricted stock awards provide the grantee with voting, dividend and anti-dilution rights equivalent to common shareholders, but are restricted from transfer until vested, at which time all restrictions are removed. Vesting for restricted shares is generally on a straight-line basis and ranges from two to five years. Vesting periods for stock options and restricted stock awards are generally shorter for Senior Officers approaching the normal retirement age of 65.

Our equity based compensation program is a vital element of compensation used in motivation of the high-potential leaders who will drive our performance. It also provides a significant incentive for our employees to sustain and enhance our long-term performance. Both the Senior Officers and the Compensation Committee believe that the superior performance of these individuals will contribute significantly to our future success.

Various persons are involved in the stock option and restricted stock award granting process. The Compensation Committee approves grants of equity based compensation to Senior Officers and to our employees and directors. The Compensation Committee, with the assistance of the Corporate Secretary, the Company’s Senior Vice President of Human Resources and the Company’s Senior Vice President and Chief Accounting Officer, oversee the stock option practices and administration of the 2004 Plan. The Chief Accounting Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and restricted stock awards and the associated compensation expense recognized in accordance with FAS 123(R).

An important objective of the 2004 Plan is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for the Senior Officers. Stock options provide Senior Officers (as well as employees and directors) with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Accordingly, a stock option becomes valuable only if our common stock price increases above the option exercise price. Restricted stock awards provide an immediate tangible direct equity interest with a fair value equal to the value of our stock on the date of grant. Both of these awards are directly aligned with shareholders interests from inception and fluctuate in value along with the value of our stock. These options or shares are restricted from exercise or transfer until vested and generally vest in equal annual installments on the anniversary of the grant date when the restrictions from transfer are released. We believe stock options and restricted stock awards directly link a portion of the recipient’s compensation to our shareholders’ interests by providing incentives to increase the market price of our stock. Further, the holder of the option or award must remain employed during the period required for the instrument to “vest”, thus providing an incentive for the holder to remain employed with us. These awards are not variable and no specific performance criteria, other than continued employment, are requisite to vesting.

Option grants and restricted stock awards are generally made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. Our consistent practice is that the exercise price for every stock option is the closing price on the NASDAQ Stock Market on the date of grant. The exercise price of options is not less than the fair market value of the shares on the date of grant.

There is a limited term in which the Senior Officer can exercise stock options, known as the “option term.” The option term for Senior Officers is generally ten years from the date of grant. At the end of the option term, the right to exercise any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

The combined elements of compensation, base salary, and cash and equity annual incentives are referred to as “Total Direct Compensation.”

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to the Chief Executive Officer and President or any other Senior Officer unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We may from time to time pay compensation to our Senior Officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes, the accounting rules pursuant to SFAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Certain provisions of legislation passed by the United States Congress and subsequently signed into law by Presidents Bush and Obama, during the fourth quarter of 2008 and first quarter of 2009, respectively, impose additional limitations on executive compensation and lower the compensation deductibility limitation described above from $1,000,000 to $500,000 by virtue of our participation in the CPP described above in the section entitled Compensation Committee Requirements under TARP. The regulations issued and forthcoming arising from the implementation of this legislation will likely require changes in certain of our compensation philosophies and may result in our inability to deduct compensation which would otherwise have been deductible under previously existing law.

Employee Stock Purchase Plan

We have an employee stock purchase plan, the purpose of which is to encourage and enable eligible employees to purchase our stock conveniently through payroll deductions at market prices. Senior Officers may participate in this plan on the same basis as all other eligible employees.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. The Senior Officers generally are eligible for the same benefit programs on the same basis as the rest of the employees. The health and welfare programs are intended to protect employees against catastrophic health care expenses and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 30 or more hours per week, long-term disability and basic life insurance at no cost to the employee. We offer a qualified employee stock ownership plan with 401(k) provisions. All employees, including Senior Officers, are generally eligible for this plan.

Employment Agreements and Arrangements

We have entered into employment agreements with each of the Senior Officers. These agreements generally provide for service in their current capacity for a three-year period or until we terminate employment or the employee resigns, if earlier. The agreements provide that the Senior Officers are eligible for our employee benefit plans and other benefits provided in the same manner and to the same extent as to our other employees. For a description of these agreements, see “Executive Compensation – Employment Agreements”. As a result of our participation in the CPP previously described in “Compensation Committee Requirements under TARP”, the Senior Officers entered into agreements with the Company which effectively waive any provisions of their employment agreements which do not comply with executive compensation restrictions and limitations prescribed by recently enacted changes in legislation.

Change in Control Agreements

We have no Change in Control Agreements with any of the Senior Officers other than the provisions of the Senior Officers’ employment agreements discussed below. Certain other employees have employment or change in control agreements having similar provisions.

Indemnification Agreement

We have no indemnification agreements with any of the Senior Officers of the Company or with any other employees other than certain provisions of our bylaws, which are consistent with Florida law.

Stock Ownership Guidelines

Our Board of Directors, upon the Compensation Committee’s recommendation, adopted Distribution Guidelines for the 2004 Plan which include stock ownership expectations for our Senior Officers and certain other officers to ensure that they have a meaningful economic stake in the Company (the “Guidelines”). The Guidelines are designed to satisfy an individual Senior Officer’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our shareholders of management’s commitment to value creation.

The Compensation Committee will annually review each Senior Officer’s compensation and stock ownership levels for adherence to the Guidelines and to consider potential modifications of or exceptions to the Guidelines. The Guidelines currently recommend that the following Senior Officers have direct ownership of our common stock in at least the following amounts: 3 times base salary for the Chief Executive Officer and President, and 2 times base salary for each of the other Senior Officers.

The Guidelines encourage the Senior Officers to comply with the Guidelines no later than five years after the October 26, 2004 Board approval of the Guidelines or the date appointed to a position subject to the Guidelines, whichever is later.

Annual Review

The Compensation Committee reviews all ownership shares of the Senior Officers covered by the Guidelines on an annual basis. The Chief Executive Officer and President is responsible for monitoring compliance with the Guidelines. Only the Compensation Committee or the Chief Executive Officer and President can approve deviations from the Guidelines. During 2009, in consideration of the decline in value of our common stock to $0.64 at December 31, and the fact that the periods when insiders were allowed to purchase or sell shares of the Company’s common stock, commonly referred to as the “trading windows,” were extremely limited during 2009, the Compensation Committee temporarily suspended the stock ownership requirements for employees and directors.

Compensation of Senior Officers

As a result of our participation in the CPP previously described in “Compensation Committee Requirements under TARP”, the Senior Officers entered into agreements with the Company which effectively waive any provisions of their employment agreements which do not comply with executive compensation restrictions and limitations prescribed by recently enacted changes in legislation. The regulations issued and forthcoming arising from the implementation of these changes in legislation will likely require changes in certain of our compensation philosophies and may result in our inability to deduct compensation which would otherwise have been deductible under previously existing law and our inability to pay cash bonus incentive compensation to the Senior Officers.

Chief Executive Officer and President

The base salary of the Chief Executive Officer, Thomas J. Longe, was $250,000 for 2009. This amount was determined and approved by the Compensation Committee during the first quarter of 2009. This level was deemed appropriate after considering the level of responsibilities and commitment required by the position and commensurate with the other Senior Officers. Due to the operating performance of the Company and the economic environment, Mr. Longe’s 2009 base compensation remained at the same level as 2008. Mr. Longe spends a majority of his time on the business of the Company and is allowed to continue his outside business interests.

Mr. Longe’s other compensation is primarily comprised of the retainer for service on the Board of Directors and fringe benefits including officer supplemental life and disability insurance and 401(k) matching contributions. As discussed above, Mr. Longe received no cash or equity based incentive compensation awards during 2009.

Chief Financial Officer and Treasurer

The base salary of the Chief Financial Officer and Treasurer, Stephen J. Gilhooly, was $250,000 for 2009. This level was deemed appropriate after considering the level of responsibilities and commitment required by the position and commensurate with the other Senior Officers. Due to the operating performance of the Company and the economic environment, Mr. Gilhooly’s 2009 base compensation remained at the same level as 2008.

Mr. Gilhooly’s other compensation is primarily comprised of the $73,162 change in value of the SERP benefits described below and fringe benefits including officer supplemental life and disability insurance, 401(k) matching contributions and personal use of a Company vehicle. As discussed above, Mr. Gilhooly received no cash or equity based incentive compensation awards during 2009.

Chief Executive Officer and President of TIB Bank

The base salary of the Chief Executive Officer and President of TIB Bank, Michael D. Carrigan, was $270,000 for 2009.  This level was deemed appropriate after considering the level of responsibilities and commitment required by the position and commensurate with the other Senior Officers. Due to the operating performance of the Company and the economic environment, Mr. Carrigan’s 2009 base compensation remained at the same level as 2008.

Mr. Carrigan’s other compensation is primarily comprised of the $91,457 change in value of the SERP benefits described below, $16,752 of country club dues and fringe benefits including officer supplemental life and disability insurance, 401(k) matching contributions and personal use of a Company vehicle. As discussed above, Mr. Carrigan received no cash or equity based incentive compensation awards during 2009.

Chief Executive Officer and President of Naples Capital Advisors, Inc.

The base salary of the Chief Executive Officer and President of Naples Capital Advisors, Inc., Michael H. Morris, was $300,000 for 2009.  This level was deemed appropriate after considering the level of responsibilities and commitment required by the position and commensurate with the other Senior Officers. Due to the operating performance of the Company and the economic environment, Mr. Morris’s 2009 base compensation remained at the same level as 2008.

Mr. Morris’s other compensation is primarily comprised of fringe benefits including officer supplemental life and disability insurance, 401(k) matching contributions and an automobile allowance. As discussed above, Mr. Morris received no cash or equity based incentive compensation awards during 2009.

Senior Executive Vice President and Chief Credit Officer of  TIB Bank

The base salary of the Senior Executive Vice President and Chief Credit Officer for TIB Bank, Alma R. Shuckhart, was $217,000 for 2009. This level was deemed appropriate after considering the level of responsibilities and commitment required by the position and commensurate with the other Senior Officers. Due to the operating performance of the Company and the economic environment, Mrs. Shuckhart’s 2009 base compensation remained at the same level as 2008.

Mrs. Shuckhart’s non-equity incentive plan compensation is primarily comprised of the $89,639 change in value of the SERP benefits described below and fringe benefits including officer supplemental life and disability insurance, 401(k) matching contributions and personal use of a Company vehicle. As discussed above, Mrs. Shuckhart received no cash or equity based incentive compensation awards during 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee held nine meetings during 2009.  A copy of the Committee’s Charter is available on our website at www.tibfinancialcorp.com.  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.  The Compensation Committee certifies that (i) it has reviewed with the senior risk officer of the Company the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, (ii) it has reviewed with the senior risk officer of the Company the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company and (iii) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company offers the following plans in which the Senior Officers participate:

• Employment agreements;

• The Senior Officer Incentive Plan;

• The 2004 Equity Incentive Plan;

• Salary Continuation Plan; and

• The Employee Stock Purchase Plan;

• The Company’s retirement savings plan.

We reviewed each of the above plans and agreements and determined that none of them encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank. In this regard, the employment agreements with our Senior Officers provide for severance payments if a termination of employment occurs under certain circumstances. As discussed under “Compensation Discussion and Analysis,” due to the Company’s participation in the CPP, our Senior Officers are unable to receive any severance payments if their employment is terminated for reasons other than death or disability before the preferred stock issued to the U.S. Department of the Treasury pursuant to the CPP is redeemed.

The 2004 Equity Incentive Plan was approved by the shareholders of the Company and provides for the granting of stock options, restricted stock awards and stock appreciation rights. The Compensation Committee believes that, to create value for our shareholders, it is important to utilize long-term equity incentives as a part of compensation to align the interests of management with shareholders. The awards include a long-term vesting schedule to further encourage positive long-range performance and to assist in the retention of management. In light of the long-term nature of these equity awards, the Compensation Committee believes that these equity awards do not encourage the Senior Officers to take unnecessary and excessive risks that threaten the value of the Company.

The Company maintains Salary Continuation Plans for the benefit of a select group of management and highly compensated employees. These agreements are designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit of up to 43% of the highest annual base salary in the three years immediately preceding retirement and have vesting terms of 10% per year (excluding Mrs. Shuckart who is currently 100% vested). The Compensation Committee believes that these plans do not encourage the participants in the plans to take unnecessary and excessive risks that threaten the value of the Company due to the long-term vesting schedule and long-term nature of the benefit payout stream, and the Compensation Committee believes that the plan encourages decision making that would have a positive impact on the long-range performance and welfare of the Company.

The Company’s retirement savings plan is a tax-qualified plan that generally provides benefits to all employees. Because participation and allocations in the plan are not based on Company or individual performance, the Compensation Committee believes that this plan does not encourage the Senior Officers to take unnecessary and excessive risks that threaten the value of the Company.

We believe that the above plans and agreements encourage the creation of long-term value instead of behavior focused on achieving short-term results. In addition, as discussed below under “Compensation Discussion and Analysis,” the Company is unable to pay any cash bonuses or grant any new stock options to the five most highly compensated employees due to restrictions imposed on CPP participants. Accordingly, the Senior Officers were not eligible for participation in the Senior Officer Incentive Plan during 2009. Further, the Senior Officers are unable to receive any severance payments if their employment is terminated for reasons other than death or disability before the preferred stock is redeemed, other than vested benefits under employee benefit plans.

In addition to those plans and arrangements identified above, we have identified four different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. The first of these encompasses compensation paid to our residential lending department which represented approximately 56 percent of the variable cash compensation paid in 2009. The substantial majority of this amount was related to sales commissions paid to mortgage loan officers in lieu of a base salary. Mortgage loan officers are compensated based on loan origination volume, which is subject to approval by a separate independent credit underwriting approval process. The remainder of the variable cash compensation paid during 2009 was paid pursuant to the 2009 Performance Incentive Program for Sales Employees I, the 2009 Performance Incentive program for Sales Employees II and the 2009 Performance Incentive Program – Support Service Plan. Each arrangement is available to a different set of employees and the amount received differs depending on level of job responsibility and plan objectives. In all three plans, target goals are set for each participant and must be approved by their respective department heads. In order to qualify for incentive payouts, participants must achieve at least 70% level for all target goals. The final awards are subject to adjustment by supervisors and approved by the appropriate department heads. The Compensation Committee reviewed the structure and implementation of these arrangements and discussed the risks that face the Company and determined that the arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company or the manipulation of reported earnings to enhance the compensation of any employee.

Compensation Committee
Paul O. Jones, Jr. (Chairman)
Bradley A. Boaz
Howard B. Gutman
Marvin F. Schindler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members has served as an officer or employee of the Company and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer or director serving as a member of the Company’s Board of Directors.

EXECUTIVE COMPENSATION

We do not compensate any of our directors or executive officers separately from the compensation they receive from TIB Bank or Naples Capital Advisors, Inc.  The following table sets forth information concerning compensation paid by the Company during 2009 to the Company's Chief Executive Officer, Chief Financial Officer and to each of the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were executive officers at December 31, 2009 for services rendered in all capacities to the Company and its subsidiaries

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation (1) ($)	Total ($)
Thomas J. Longe Chief Executive Officer and President	2009 2008 2007	$250,000 $166,676 -	$ - - -	$- - -	$- 20,892 -	$- 59,991 -	$48,903 19,200 -	$298,903 266,759 -

Stephen J. Gilhooly EVP, Chief Financial Officer and Treasurer	2009 2008 2007	250,000 225,002 210,000	- - -	- - -	- 9,368 17,735	73,162 69,172 -	17,659 16,081 19,528	340,821 319,623 247,263

Michael D. Carrigan Chief Executive Officer and President of TIB Bank	2009 2008 2007	269,616 265,010 218,668	- - -	- 44,391 50,203	- - -	91,457 86,468 -	30,509 23,070 64,768	391,582 418,939 333,639

Michael H. Morris EVP TIB Bank Chief Executive Officer and President of Naples Capital Advisors, Inc.	2009 2008 2007	300,000 300,012 -	- - -	- - -	- - -	- - -	20,524 17,876 -	320,524 317,888 -

Alma R. Shuckhart SEVP and Chief Credit Officer of TIB Bank	2009 2008 2007	217,000 215,258 206,667	- - -	- - 25,216	- 10,308 -	89,639 96,726 132,564	11,749 10,844 11,382	318,388 333,136 375,829

_______________
(1)	The amounts reported represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the Senior Officers as follows:

(a) The amount for Mr. Longe for 2009 includes $40,000 retainer for service on the Board of Directors, $4,625 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions and $4,151 in officer supplemental life and disability insurance.  For 2008 the amount consists of $19,200 for service on the Board of Directors prior to becoming CEO of the Company.

(b) The amount for 2009 for Mr. Gilhooly includes $5,742 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $4,737 in officer supplemental life and disability insurance and $7,156 in personal use of a company auto.  For 2008 the amount includes $5,083 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $3,577 in officer supplemental life and disability insurance and $7,421 in personal use of a company auto. For 2007 the amount includes $3,836 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $3,471 in officer supplemental life and disability insurance, approximately $4,800 in personal use of an apartment rented by TIB Bank and $7,421 in personal use of a company auto.

(c) The amount for Mr. Carrigan for 2009 includes $6,125 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $5,041 officer supplemental life and disability insurance, $1,024 in personal use of a company auto, $1,542 home alarm reimbursement and $16,752 country club dues.  For 2008 the amount includes $5,000 retainer for service on the Board of Directors, $5,576 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $4,242 officer supplemental life and disability insurance, $962 in personal use of a company auto and $7,290 country club dues. For 2007 the amount includes $5,125 matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $3,217 officer supplemental life and disability insurance, $1,259 in personal use of a company auto, $12,650 in reimbursement for housing expenses after his relocation and $5,336 for the associated tax gross-up and $37,181 in reimbursement of moving expenses in connection with his relocation to Southwest Florida.

(d) The amount for Mr. Morris for 2009 includes $6,125 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $4,686 in officer supplemental life and disability insurance, $8,400 for auto allowance and $1,288 for country club dues. For 2008 the amount includes $5,750 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions, $3,726 in officer supplemental life and disability insurance and $8,400 for auto allowance.

(e) The amount for Mrs. Shuckhart for 2009 consists of $1,074 in personal use of a company auto, $6,125 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions and $4,525 in officer supplemental life and disability insurance. For 2008 the amount consists of $1,491 in personal use of a company auto, $5,750 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions and $3,603 in officer supplemental life and disability insurance.  The amount in 2007 consists of $1,437 in personal use of a company auto, $5,511 in matching contributions to TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions and $4,434 in officer supplemental life and disability insurance.

(2)	The amounts reported as Non-Equity Incentive Plan Compensation represent activity related to nonqualified deferred compensation provisions as follows:

(a)
The amount for Mr. Longe represents activity related to the provisions of the director deferred fee agreement for which the accrued and vested balance as of December 31, 2008 was paid out in a lump sum distribution in 2009.

(b)	The amount for Messrs. Gilhooly and Carrigan and Mrs. Shuckhart represent activity related to the provisions of the salary continuation agreements discussed below.

(3)
The amounts reported as Stock Awards and Option Awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation of these awards please see Note 15 of the Notes to Consolidated Financial Statements in our 2009 Annual Report on Form 10-K.

The amount of salary and bonus in proportion to total compensation for each of our named executive officers was 84% in the case of Mr. Longe, 73% in the case of Mr. Gilhooly, 69% in the case of Mr. Carrigan, 94% in the case of Mr. Morris and 68% in the case of Mrs. Shuckhart.

Salary Continuation Agreements

TIB Bank has entered into a Salary Continuation Plan with certain of its executive officers. The plan is a nonqualified deferred compensation arrangement that is designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit equal to 43% of the highest annual base salary in the three years immediately preceding termination of employment in the case of Mrs. Shuckhart and 40% for Messrs. Gilhooly and Carrigan.  Mrs. Shuckhart is vested 100% in the benefit accrual balance.  For Messrs. Gilhooly and Carrigan, the amount of the benefit vests 10% each year starting December 31, 2008 and is fully vested on or after December 31, 2017. Upon termination of employment prior to the normal retirement age, the participant will receive future annual payments subsequent to retirement age based upon the vested portion of the accrual balance, plus interest from the date of termination of employment to commencement of payments. If employment is terminated due to death or permanent disability prior to normal retirement age, the participant, or beneficiary in the event of death, will receive the full accrual balance for the year ending immediately prior to termination of employment.  If the participant is actively employed by TIB Bank at the time of a change of control, the participant will receive a full retirement benefit based on a re-projection of what the normal retirement benefit would have been.  The re-projected benefit will be 43% in the case of Mrs. Shuckhart and 40% in the case of Messrs. Gilhooly and Carrigan of the highest base salary in the three years immediately preceding termination of employment increased annually by 4% until their normal retirement date.  If the participant dies after the commencement of benefits but before all benefits are paid, the participant’s beneficiary will receive the remaining benefits at the same time and in the same amounts that would have been paid to the participant had the participant survived.  If the participant is entitled to benefit payments under the plan but dies prior to the commencement of payments, the participant’s beneficiary will receive the benefits commencing on the first day of the month following the participant’s death in the case of Mrs. Shuckhart and the first day of the third month in the case of Messrs. Gilhooly and Carrigan.

The agreements for all participants were amended effective December 31, 2008 primarily to conform such agreements to the requirements of Section 409A of the Code and related regulations.

Based upon current salary levels, with no assumed increases, the annual normal retirement benefit at commencement would be as follows:

	Commencement Date	Annual Retirement Benefit at Commencement
Thomas J. Longe	-	$-
Stephen J. Gilhooly	5/1/17	100,000
Michael D. Carrigan	6/2/16	108,000
Michael H. Morris	-	-
Alma R. Shuckhart	6/3/14	93,310

In connection with the plan, TIB Bank has purchased single premium life insurance on several of the participants in order to finance the plan expenses and to also provide a split dollar life insurance benefit.  Under the split dollar arrangement, the insured participant may name the beneficiary of an amount of life insurance equal to 60% of the policy death benefit in excess of the policy’s cash value at the time of the participant’s death.  At any time prior to a change in control, TIB Bank may amend or terminate the arrangement.  Following a change of control, the policy (or an equivalent replacement) and the split dollar arrangement will remain in place for the remainder of the participant’s life unless terminated by mutual agreement of the participant and TIB Bank.  If the participant terminates employment (other than following a change of control), the split dollar arrangement terminates and the participant will have no further interest in the life insurance policy. The cash values of these policies are carried as an asset on our financial statements.  Information relative to these policies is shown below:

	Insurance policy premium paid by TIB Bank	Cash value at December 31, 2009	Officer survivor’s benefit at December 31, 2009	Imputed income of insurance coverage included in officer’s 2009 taxable wages
Thomas J. Longe	$400,000	$575,589	N/A	N/A
Stephen J. Gilhooly	N/A	N/A	N/A	N/A
Michael D. Carrigan	N/A	N/A	N/A	N/A
Michael H. Morris	N/A	N/A	N/A	N/A
Alma R. Shuckhart	$770,000	$1,029,860	$746,989	$1,463

Nonqualified Deferred Compensation Table

The table below details the activity related to nonqualified deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas J. Longe (1)	$-	$-	$-	$329,489	$-
Stephen J. Gilhooly (2)	-	63,850	9,312	-	142,334
Michael D. Carrigan (2)	-	79,817	11,640	-	177,925
Michael H. Morris	-	-	-	-	-
Alma R. Shuckhart (2)	-	54,501	35,138	-	537,116

(1)	The amount reported represents the lump sum distribution to Mr. Longe of the amount accrued and earned through December 31, 2008 in his director deferred fee plan.

(2)
The amounts reported represent the supplemental retirement benefits provided to the executives under the nonqualified deferred compensation provisions of the salary continuation agreements discussed above.

Stock Options

We have one compensation plan under which shares of our Common Stock are issuable.  This is our 2004 Plan, which was approved by our Board of Directors and shareholders in 2004.

Previously we had granted stock options under our 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan as amended and restated as of August 31, 1996 which terminated on March 22, 2004.  The following sets forth certain information regarding these plans.

Equity Compensation Plan Information

The following table sets forth information with respect to our equity compensation plans as of April 9, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	782,986	(1)	$6.72	140,391	(2)
Equity compensation plans not approved by security holders (3)	19,107		$8.76	-
Total	802,093		$6.77	140,391
_______
(1)	Consists of options issued under the 1994 Incentive Stock Option Plan and the 2004 Plan.
(2)	Consists of shares available for issuance under the 2004 Plan.
(3)
Consists of options issued in exchange for options to purchase common stock of The Bank of Venice pursuant to the relevant terms of the merger agreement between TIB Financial Corp. and The Bank of Venice.

Grants of Plan-Based Awards Table

The following table sets forth information regarding all incentive plan awards of stock option grants and restricted stock awards that were made to our named executive officers during 2009.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas J. Longe	-	-	-	$-	$-
Stephen J. Gilhooly	-	-	-	-	-
Michael D. Carrigan	-	-	-	-	-
Michael H. Morris	-	-	-	-	-
Alma R. Shuckhart	-	-	-	-	-

Option Exercises and Stock Vested Table

The following table sets forth information with respect to our named executive officers concerning stock options exercised and restricted stock vested in 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Thomas J. Longe	-	-	2,123 1,415	$4,519 4,758

Stephen J. Gilhooly	-	-	-	-

Michael D. Carrigan	-	-	141 425 349 1,126 240	164 1,171 1,156 3,705 778

Michael H. Morris	-	-	4,126	3,383

Alma R. Shuckhart	-	-	142 212 174 240	165 584 508 778

(1)	We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information on outstanding options and stock awards held by our named executive officers at December 31, 2009.  For option awards, the table discloses the exercise price and the expiration date.  For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Thomas J. Longe	10,615	-	$6.33	5/23/2011	-	$ -
	15,924	-	6.02	5/15/2018	-	-
	- -	- -			2,122(1) 1,414(2)	1,358 905

Stephen J. Gilhooly	15,924 1,752 1,040	10,615 (3) 2,628 (4) 4,160(5)	$13.90 14.39 7.89	4/18/2016 4/5/2017 3/25/2018	- - -	$ - - -

Michael D. Carrigan	21,234	21,226 (6)	$10.72	2/9/2014	-	$ -
	6,794	1,698 (7)	11.89	1/25/2015	-	-
	-	-			479 (8)	307
	- - - -	- - - -			280 (9) 1,045(10) 1,272(11) 4,501(12)	179 669 814 2,881

Michael H. Morris	-	-			4,126(13)	$2,641

Alma R. Shuckhart	4,246	-	$4.95	11/28/2010	-	$ -
	12,738	12,736 (14)	5.84	3/26/2012	-	-
	6,794	1,698 (7)	11.89	1/25/2015	-	-
	1,145	4,579(15)	7.89	3/25/2018	-	-
	- - - -	- - - -	- - - -		479 (8) 282(16) 520(17) 636(18)	307 180 333 407

(1)	These restricted stock awards were granted on July 28, 2005 and vest on July 28, 2010.

(2)	These restricted stock awards were granted on April 24, 2007 and vest on April 15, 2010.

(3)	These stock options were granted on April 18, 2006 and vest as follows: 5,308 on April 18, 2010 and 5,307 on April 19, 2011.

(4)	These stock options were granted on April 5, 2007 and vest as follows: 876 on April 5, 2010, 876 on April 5, 2011 and 876 on April 5, 2012.

(5)	These stock options were granted on March 25, 2008 and vest as follows: 1,040 on March 25, 2010, 1,040 on March 25, 2011, 1,040 on March 25, 2012, and 1,040 on March 25, 2013.

(6)	These stock options were granted on February 9, 2004 and vest as follows: 4,246 on February 9, 2010, 4,245 on February 9, 2011, 4,245 on February 9, 2012 and 8,490 on February 9, 2013.

(7)	These stock options were granted on January 25, 2005 and vest on January 25, 2010.

(8)	These restricted stock awards were granted on March 3, 2006 and vest as follows: 240 on March 3, 2010 and 239 on March 3, 2011.

(9)	These restricted stock awards were granted on October 25, 2006 and vest as follows: 140 on October 25, 2010 and 140 on October 25, 2011.

(10)	These restricted stock awards were granted on April 9, 2007 and vest as follows: 349 on April 9, 2010, 348 on April 9, 2011 and 348 on April 9, 2012.

(11)	These restricted stock awards were granted on May 22, 2007 and vest as follows: 424 on May 22, 2010, 424 on May 22, 2011 and 424 on May 22, 2012.

(12)	These restricted stock awards were granted on March 25, 2008 and vest as follows: 1,126 on March 25, 2010, 1,125 on March 25, 2011, 1,125 on March 25, 2012, and 1,125 on March 25, 2013.

(13)	These restricted stock awards were granted on November 30, 2007 and vest on November 30, 2010.

(14)	These stock options were granted on March 26, 2002 and vest as follows: 4,246 on March 26, 2010 and 8,490 on March 26, 2011.

(15)	These stock options were granted on March 25, 2008 and vest as follows: 1,145 on March 25, 2010, 1,145 on March 25, 2011, 1,145 on March 25, 2012, and 1,144 on March 25, 2013.

(16)	These restricted stock awards were granted on October 24, 2006 and vest as follows: 141 on October 24, 2010 and 141 on October 24, 2011.

(17)	These restricted stock awards were granted on April 6, 2007 and vest as follows: 174 on April 6, 2010, 173 on April 6, 2011 and 173 on April 6, 2012.

(18)	These restricted stock awards were granted on May 22, 2007 and vest as follows: 212 on May 22, 2010, 212 on May 22, 2011 and 212 on May 22, 2012.

Employment Agreements

The Company and TIB Bank have entered into employment agreements with each of Mr. Carrigan and Mrs. Shuckhart for a term of three years and with Mr. Gilhooly for a term of two years.  TIB Bank and Naples Capital Advisors, Inc. have entered into an employment agreement with Mr. Morris for a term of three years. Primarily to achieve compliance with Section 409A of the Internal Revenue Code, these agreements were amended and restated effective January 1, 2009.  On May 27, 2009 the Company and TIB Bank entered into an employment agreement with Mr. Longe for a term of two years.  The agreements provide for a base salary, discretionary bonuses as approved by the Board of Directors and the Compensation Committee, and such other benefits as provided by the Company and its subsidiaries to their employees generally. The agreements also provide that the executives will receive severance benefits if, prior to their respective agreement's expiration, we voluntarily terminate employment “without cause” (as defined in the agreements) or he or she terminates his employment for “good reason absent a change in control” (“good reason” in the case of Mr. Longe) (as defined in the agreements) (collectively, “Early Termination”). In the event of Early Termination, the executives would be entitled to severance payments consistent with our normal payroll payment dates for a period of one year in the case of Mr. Longe and two years in the case of Mrs. Shuckhart and Messrs. Gilhooly, Carrigan and Morris (except three years for good reason in the case of Mr. Morris) at amounts totaling an annual sum equal to the greater of (i) a continuation of the base salary in effect at the time of termination, or (ii) a higher base salary paid anytime during the 36 months preceding the time of termination. The executives would also receive an annual amount, during the same period described above, which equals the amount of any incentive cash bonus payment paid during the year prior to termination. Additionally, we would pay any unpaid base salary due to the executives at the time of termination and pay for continuation of health care benefits following termination for up to 18 months (12 months in the case of Mr. Longe). The employment agreements also contain confidentiality provisions and covenants not to solicit employees or clients during the employment term and for periods following termination of employment during which the executive is receiving any salary continuation payments from us. If after a change in control, the executive’s employment is terminated by the Company (or successor thereto) or the executive terminates employment for “good reason with a change in control” (as defined in the agreements) the executive is entitled to receive a lump sum payment equal to two times the average base annual salary received by the executive during the three year period prior to such termination in the case of Mrs. Shuckhart and Messrs. Gilhooly, Carrigan and Morris.  Upon the closing of a change in control Mr. Longe will be entitled to receive a lump sum payment an amount equal to two times the sum of the then base annual salary and any bonus paid within the prior twelve month period.  In addition, if the payment imposes any excise tax on the executive under Section 280G of the Internal Revenue Code of 1986, then we are required to make an additional payment to the executive such that, after such payment, the executive would be reimbursed in full for such excise tax payment.

As a result of our participation in the CPP previously described in “Compensation Committee Requirements under TARP”, the Senior Officers entered into agreements with the Company which effectively waive any provisions of their employment agreements which do not comply with executive compensation restrictions and limitations prescribed by recently enacted legislation. As a result of our participation in the CPP, any severance and change in control payments, cash incentive bonus payments, and stock option grants to the Senior Officers are subject to the guidelines and requirements of the CPP program as long as the United States Department of the Treasury has an ownership in the Company.

The following are the estimated payments that would have been provided to each of the named executive officers if the executive officer’s employment was terminated on December 31, 2009 or a change in control of the Company had taken place on December 31, 2009:

Benefits and Payments Upon Termination	Termination By the Company Without Cause (1)	Termination By Employee for Good Reason Absent a Change in Control (1)	Change In Control	Death (2)	Disability
Thomas J. Longe
Salary and Bonus	$250,000	$250,000	$500,000	$-	$20,833
Accelerated Restricted Stock Vesting	-	-	2,264	2,264	-
Accelerated Option Vesting	-	-	-	-	-
SERP Benefits	-	-	-	-	-
Other Benefits	20,593	20,593	-	-	-
Tax Gross-Up	-	-	-	-	-
Total	$270,593	$270,593	$502,264	$2,264	$20,833

Stephen J. Gilhooly
Salary and Bonus	$500,000	$500,000	$456,668	$-	$20,833
Accelerated Restricted Stock Vesting	-	-	-	-	-
Accelerated Option Vesting	-	-	-	-	-
SERP Benefits	31,989	31,989	575,579	159,944	159,944
Other Benefits	10,366	10,366	-	-	-
Tax Gross-Up	-	-	237,426	-	-
Total	$542,355	$542,355	$1,269,673	$159,944	$180,777

Michael D. Carrigan
Salary and Bonus	$540,000	$540,000	$502,196	$-	$22,500
Accelerated Restricted Stock Vesting	-	-	4,852	4,852	-
Accelerated Option Vesting	-	-	-	-	-
SERP Benefits	43,310	43,310	639,556	216,550	216,550
Other Benefits	21,353	21,353	-	-	-
Tax Gross-Up	-	-	265,449	-	-
Total	$604,663	$604,663	$1,412,053	$221,402	$239,050

Michael H. Morris
Salary and Bonus	$600,000	$900,000	$600,012	$-	$25,000
Accelerated Restricted Stock Vesting	-	-	2,642	2,642	-
Accelerated Option Vesting	-	-	-	-	-
SERP Benefits	-	-	-	-	-
Other Benefits	32,837	32,837	-	-	-
Tax Gross-Up	-	-	-	-	-
Total	$632,837	$932,837	$602,654	$2,642	$25,000

Alma R. Shuckhart
Salary and Bonus	$434,000	$434,000	$425,950	$-	$18,083
Accelerated Restricted Stock Vesting	-	-	1,229	1,229	-
Accelerated Option Vesting	-	-	-	-	-
SERP Benefits	489,944	489,944	758,482	489,944	489,944
Other Benefits	10,366	10,366	-	746,989	-
Tax Gross-Up	-	-	-	-	-
Total	$934,310	$934,310	$1,185,661	$1,238,162	$508,027

_______
(1)	The amounts reported as other benefits in this column relate to reimbursement for continued health insurance coverage.
(2)	The amounts associated with the caption “Other Benefits” relate to the life insurance policies discussed above and represent the survivors’ benefit as of December 31, 2009.

COMPENSATION OF DIRECTORS

In 2009, all of the members of the Board of Directors of the Company who are not employees of our subsidiaries received a quarterly retainer of $5,000 and $750 for attending each of the 12 regular board meetings, for a total of up to $29,000 annually.  Directors who are officers of the Company received only the quarterly retainer while serving in the capacity as both Directors and officers simultaneously.  The Chairman and Vice Chairman of the Board received an additional $5,000 quarterly retainer.  The Chairman of the audit committee received an additional $4,375 quarterly retainer for a total of up to $46,500 annually. The Chairman of the corporate governance and nominating committee received an additional $5,000 quarterly retainer for a total of up to $49,000 annually.  The Chairman of the compensation committee received an additional $3,750 quarterly retainer for a total of up to $44,000 annually. The Chairman of the strategic planning and marketing committee received an additional $2,500 quarterly retainer for a total of up to $39,000 annually. Committee members received additional meeting fees of $600 per committee meeting attended.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation (1) ($)	Total ($)
Bradley Boaz	$44,000	$-	$-	$-	$-	$-	$44,000
Richard Bricker	60,400	-	-	-	-	-	60,400
Howard Gutman	52,800	-	-	-	-	-	52,800
Paul Jones	60,800	-	-	-	-	14,220	75,020
John Parks	59,100	-	-	-	-	-	59,100
Marvin Schindler	56,000	-	-	-	-	-	56,000
Otis Wallace	47,000	-	-	-	-	-	47,000
_______
(1)	The amount reported for Dr. Jones represents the cost to the Company for health insurance coverage.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the executive officers and directors of the Company and the Banks and our principal shareholders and affiliates of such persons have, from time to time, engaged in banking transactions with the Banks and are expected to continue such relationships in the future.  All loans or other extensions of credit made by the Banks to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

Mr. Longe’s brother-in-law is a 25% owner of a company to which we paid $262,371 during 2009 for the lease of a bank branch.

Our Board of Directors has adopted a written policy with respect to related party transactions.  For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $5,000 when aggregated with all similar transactions, or (iii) loans made by the Banks in the ordinary course of business, on substantially the same terms, including rates and collateral as those prevailing at the time for comparable loans with persons not related to the Banks, and not involving more than a normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction may be consummated or may continue only if (i) our Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (ii) the transaction is approved by the disinterested members of our Board of Directors, or (iii) the transaction involves compensation that has been approved by our Compensation Committee.

COMPENSATION POLICIES AND PRACTICES RELATING TO
 RISK MANAGEMENT

The Compensation Committee oversees the implementation and enforcement of the Company’s policies, procedures and practices related to its various compensation programs as part of its duties. As described above in connection with the Company’s compliance under EESA, following reviews with the Company’s senior risk officer, the Compensation Committee determined that its compensation plans do not encourage its senior executive officers or employees to take unnecessary and excessive risks that threaten the value of the Company, nor do such plans encourage behavior focused on short-term results at the expense of long-term value creation, but rather strike an appropriate balance between the two. The Compensation Committee has concluded that these plans do not encourage the manipulation of reported earnings of the Company to enhance the compensation of any of the Company’s employees. The Compensation Committee also determined that none of the Company’s compensation policies or practices for its employees is reasonably likely to have a material adverse effect on the Company.

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding our shares of common stock owned as of the record date (i) by each person who beneficially owned more than 5% of the shares of the common stock, (ii) by each of our directors, (iii) by each of our named executive officers, and (iv) by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
5% Shareholders
BCF Investments LP (3)	1,167,670	7.5%
2600 Golden Gate Parkway
Naples, FL 34105

United States Department of the Treasury (4)	1,106,389	6.9%
1500 Pennsylvania Avenue, NW
Washington, D.C.20220

Banc Fund VI, L.P. (5)	818,142	5.5%
20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606

W. Kenneth Meeks (6)	786,964	5.3%
P.O. Box 209
Islamorada, FL 33036

Directors
Bradley A. Boaz (7)	1,298	*
Richard C. Bricker, Jr. (8)	28,654	*
Howard B. Gutman (9)	171,151	1.1%
Paul O. Jones, Jr., M.D.(10)	26,111	*
Thomas J. Longe (11)	99,225	*
John G. Parks, Jr. (12)	37,801	*
Marvin F. Schindler(13)	60,592	*
Otis T. Wallace (14)	55,516	*
Named Executive Officers
Thomas J. Longe (11)	99,225	*
Stephen J. Gilhooly (15)	28,061	*
Michael D. Carrigan (16)	53,852	*
Michael H. Morris (17)	17,822	*
Alma R. Shuckhart (18)	78,846	*
All directors and executive officers as a group (12 persons)	658,929	4.3%
_______
*	Percent share ownership is less than 1% of total shares outstanding.

(1)
Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Information relating to beneficial ownership of the shares is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities and Exchange Act of 1934, as amended.  Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” with respect to such security.  A person may be deemed to be the “beneficial owner” of a security if that person also has the right to acquire beneficial ownership of such security within 60 days.  Under the “beneficial ownership” rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest.  The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)
Based on 14,887,922 shares outstanding as of April 9, 2010 plus 228,234 shares not outstanding but which are subject to granted but unexercised options providing the holders the right to acquire shares within 60 days through the exercise of the options plus outstanding warrants of 1,772,365.

(3)	Includes 583,806 of exercisable warrants.

(4)	Amount is comprised of 1,106,389 of exercisable warrants pursuant to the TARP Purchase Agreement dated December 5, 2008.

(5)	Based on information set forth in a Schedule 13G/A dated February 9, 2010.

(6)	Includes (a) 162,114 shares held jointly with his spouse, (b) 33,752 shares held by his spouse and her IRA and (c) 13,216 shares held by his IRA.

(7)	Includes 865 unvested restricted shares as to which he exercises voting control.

(8)
Includes (a) 636 shares held in his IRA account, (b) 10,615 shares representing exercisable options and (c) 3,536 unvested restricted shares as to which he exercises voting control. Of the total hereon, 12,807 are pledged as security.

(9)
Includes (a) 19,462 shares and 18,955 shares representing exercisable warrants held jointly with spouse, (b) 2,121 shares held in his IRA account, (c) 2,829 unvested restricted shares as to which he exercises voting control and (d) 63,184 shares and 63,185 shares representing exercisable warrants held by Premier Insurance, LLC.  He is sole shareholder of HBG Insurance, Inc., a member of Premier Insurance, LLC and is the Managing Member of Premier Insurance.  He disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(10)
Includes (a) 8,476 shares to which he shares beneficial ownership with his spouse, (b) 9,265 shares representing exercisable options and (c) 3,536 unvested restricted shares as to which he exercises voting control.

(11)
Includes (a) 3,607 shares in the Patrick J. Longe Revocable Trust, (b) 32,926 shares in the Patrick J. Longe Roth IRA, (c) 530 shares held by spouse in custody for Andrew T. Longe, (d) 9,913 shares held in his IRA, (e) 26,539 shares representing exercisable options and (f) 3,536 unvested restricted shares as to which he exercises voting control.

(12)
Includes (a) 13,298 shares held jointly with his spouse, (b) 4,244 shares held in his spouse’s IRA, (c) 3,182 shares held in his IRA, (d) 1,699 shares representing exercisable options and (e) 4,952 unvested restricted shares as to which he exercises voting control.

(13)	Includes (a) 51,818 shares held jointly with his spouse, (b) 1,699 shares representing exercisable options and (c) 4,952 unvested restricted shares as to which he exercises voting control.

(14)
Includes (a) 16,371 shares held jointly with his spouse, (b) 11,399 shares held in his spouse’s SEP IRA, (c) 4,353 shares representing exercisable options and (d) 4,952 unvested restricted shares as to which he exercises voting control.

(15)	Includes (a) 25,940 shares representing exercisable options and (b) 2,121 shares held by his IRA.

(16)
Includes (a) 4,244 shares held jointly with his spouse, (b) 4,244 shares held by his IRA, (c) 33,972 shares representing exercisable options and (d) 5,862 unvested restricted shares as to which he exercises voting control.

(17)
Includes (a) 137 shares fully vested in his individual ESOP account, (b) 13,599 shares fully vested in the Michael H. Morris Trust and (c) 4,126 unvested restricted shares as to which he exercises voting control.

(18)
Includes (a) 30,696 shares held jointly with her spouse, (b) 12,302 shares fully vested in her individual ESOP account, (c) 32,012 shares representing exercisable options and (d) 1,503 unvested restricted shares as to which she exercises voting control.

CORPORATE GOVERNANCE AND
NOMINATION COMMITTEE

We have established a nominating committee of the Board of Directors, which consists of Messrs. Bricker (Chairman), Jones, and Wallace.  Each of these individuals is an independent director as defined under the rules of the National Association of Securities Dealers. The Corporate Governance and Nomination Committee held eight meetings during 2009.

The Corporate Governance and Nomination Committee operates pursuant to a written charter under which it exercises general oversight of the governance of the Board of Directors by developing and recommending to the Board, Corporate Governance Policies and Guidelines applicable to us and monitoring our compliance with these policies and guidelines.  A copy of the charter is available on our website at www.tibfinancialcorp.com.  The Board believes such Corporate Governance Policies and Guidelines are consistent with sound corporate governance practices, ethical business conduct, and financial transparency; will represent the majority interests of the shareholders; and will comply with applicable legal, regulatory and other requirements.  The Committee has the exclusive right to recommend candidates for election as directors to the Board.  We do not have a formal diversity policy, and Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experience, their business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment.  In addition, candidates must be aware of the directors’ vital part in our good corporate citizenship and corporate image, have time available for meetings and consultation on our matters, and be willing to assume broad, fiduciary responsibility.  Qualified candidates for membership on the Board will be considered without regard to age, race, color, religion, sex, ancestry, national origin or disability.  The Corporate Governance and Nomination Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and the independent directors on the committee recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders.  The slate must be approved by a majority of the independent directors as defined under the rules of the National Association of Securities Dealers.  The Corporate Governance and Nomination Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Chief Executive Officer and President at our principal executive offices not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders.  The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules.  The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Our Board has adopted a formal process by which shareholders may communicate with the Board.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to our Board of Directors at 599 9th Street North, Suite 101, Naples, Florida 34102-5624, attention: Ms. Vicki L. Walker, Secretary.  All communications will be compiled by the Chief Executive Officer and President and submitted to the members of the Board.

We have a policy that requires directors who are up for election at an annual meeting to attend the annual meeting, unless excused from attending the meeting for a reason approved by a majority of the Board.  All of the members of the Board attended last year’s Annual Meeting.

Corporate Governance and Nomination Committee
Richard C. Bricker Jr. (Chairman – Corporate Governance and Nomination Committee)
Paul O. Jones Jr.
Otis T. Wallace

AUDIT COMMITTEE REPORT

We have established an audit committee of the Board of Directors which consists of Messrs. Parks, Boaz, Schindler and Wallace, each of whom meets the requirement of an independent director as defined under the rules of the National Association of Securities Dealers.  The Board of Directors has determined that Mr. Parks qualifies as an “audit committee financial expert.”  The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls.  The Audit Committee is governed by a written charter adopted and approved by the Board of Directors.  A copy of the Audit Committee’s Charter is available on our website at www.tibfinancialcorp.com. The Audit Committee held eleven meetings during 2009.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as our independent accountants.  The Audit Committee reviews our financial statements and internal accounting policies and controls; reviews with the independent accountants the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Company; as members of the Board of Directors, reviews at regular meetings of the Board, loan portfolio information, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities.  The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent accountants regarding the following:

•	the plan for, and the independent accountants’ report on, each audit of our financial statements, and

•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements, and recent developments in accounting rules.

This year, the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.  The Audit Committee also considered and concluded that the independent auditor’s provision of non-audit services in 2009 was compatible with applicable independence standards.

The Audit Committee is responsible for recommending to the Board that our financial statements be included in our quarterly and annual reports.  The Committee took a number of steps in making this recommendation for 2009.  First, the Audit Committee discussed with our independent auditors those matters the auditors communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit.  These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.  Second, the Audit Committee discussed the auditor’s independence with the auditors and received a letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  This discussion and disclosure informed the Audit Committee of the auditor’s independence, and assisted the Audit Committee in evaluating such independence.  Finally, the Audit Committee reviewed and discussed, with our management and the auditors, our audited consolidated financial statements as of, and for the year ended, December 31, 2009.  Based on the discussions with the auditors concerning the audit, independence, the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee  recommended to the Board that our Annual Report on Form 10-K include the financial statements, and also concurred with the independence of Crowe Horwath LLP, our auditors.

Audit Committee
John G. Parks, Jr., CPA (Chairman)
Bradley A. Boaz
Marvin F. Schindler
Otis T. Wallace

STRATEGIC PLANNING AND MARKETING COMMITTEE

The Company has a Strategic Planning and Marketing Committee which serves to assist the Board of Directors in fulfilling its responsibilities to oversee the strategic management of the Company, ongoing planning process and initiatives, to focus the attention of the Board on long-range objectives for the Company, and to review and assess strategies to implement such long-range objectives. The Strategic Planning and Marketing Committee consists of a minimum of three members, the majority of whom qualify as independent. This committee is not meant to usurp the authority or responsibility of the Board of Directors, but to strengthen its decision making ability and responsibility to our shareholders.

During 2009, the Strategic Planning and Marketing Committee met four times to fulfill the following objectives:

•	To review and recommend to the Board the strategic planning process, long-range objectives and strategic plan for the Company; and
•
To meet with the CEO and other members of management and review management’s strategic planning process and the long-range financial and strategic plan of the Company taking into consideration the Company’s position within the banking community, the general marketplace and such other factors the Committee deemed appropriate.

The Strategic Planning and Marketing Committee operates pursuant to a written charter which is available on our website at www.tibfinancialcorp.com.

Strategic Planning and Marketing Committee
Howard B. Gutman (Chairman)
Thomas J. Longe
Marvin F. Schindler

EXECUTIVE COMMITTEE

The Company has an Executive Committee which serves as a resource to meet with the Chief Executive Officers the Company and TIB Bank, the Chief Financial Officer of the Company and other members of management of the Company and its subsidiaries between regular board meetings to assist in the orderly and effective management of the Company. The Executive Committee works with Company management in facilitating the timely distribution of important information to the committee and the Boards, as well as assist with some of the important issues that arise between Board meetings. The Executive Committee of the Company consists of the Chairman of the Board, Vice Chairman, the three other committee chairmen and the CEO of the Company, Messrs. Longe, Bricker, Gutman, Parks and Jones, respectively.

Executive Committee
Thomas J. Longe (Chairman)
Richard C. Bricker, Jr.
Howard B. Gutman
Paul O. Jones, Jr.
John G. Parks, Jr., CPA

PROPOSAL NO. 2
ADVISORY (NON-BINDING) RESOLUTION TO RATIFY EXECUTIVE COMPENSATION

At the Annual Meeting, shareholder will consider approval of the following advisory (non-binding) proposal:

As a participant in the TARP CPP, the Company is required to include in this Proxy Statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC.  This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement.  The proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis Section and the tabular disclosures regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided under ARRA, this vote will be non-binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board of Directors.  Nor will it affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent, critical to our long-term success and enhancement of shareholder value.  The Company’s Board of Director believes that the Company’s compensation policies and procedures achieve this objective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO.2.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 750,000,000 SHARES

On April 15, 2010, the Company’s Board of Directors approved a resolution recommending that Article IV of its Restated Articles of Incorporation be amended to increase the number of shares of our authorized Common Stock to 750,000,000 shares from 100,000,000 shares, subject to the approval of the Company’s shareholders.  We refer to this proposal as the “Common Stock Proposal.”  No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remain at five million shares.

The Common Stock Proposal

The Common Stock Proposal would amend Section A of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows with respect to total shares authorized and to increase the total shares of Common Stock authorized:

A.           Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)           Common Stock.  The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 750,000,000 with a par value of $0.10 per share.

(2)           Preferred Stock.  The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 5,000,000 with a par value of $0.10 per share.

Reasons for the Common Stock Proposal

The reasons for the increase in the authorized shares of common stock are to facilitate the Company’s ability to raise additional capital and for other corporate purposes. TIB Bank is subject to capital-based regulatory requirements which place depository institutions in one of the following five categories based upon their capital levels and other supervisory criteria: (i) well capitalized; (ii) adequately capitalized; (iii) under capitalized; (iv) significantly under capitalized; and (v) critically under capitalized. To be well-capitalized, a bank must have a Tier 1 leverage capital ratio of at least 5% and a total risk-based capital ratio of at least 10%.  At December 31, 2009, TIB Bank’s Tier 1 leverage capital ratio was 4.8% and its total risk-based capital ratio was 8.1%, and the Bank was adequately-capitalized for regulatory purposes. On July 2, 2009, TIB Bank entered into a Memorandum of Understanding, which is an informal agreement with the bank regulatory agencies, in which it agreed to move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as the memorandum is in effect.  The Company intends to contribute the majority of the net proceeds it receives from any offering to TIB Bank to provide it with additional capital, and any remaining proceeds will be used to further support the capital of TIB Bank as necessary and for general corporate purposes.  The proposed amendment would increase the number of authorized shares of common stock by 650 million shares. The Board of Directors has determined that the Common Stock Proposal is desirable and in the shareholders’ best interest, since it would provide us additional flexibility by increasing the authorized number of shares of common stock available for issuance from time to time for corporate purposes, including raising additional capital, acquisitions of other companies or their assets, and other distributions.  An increase in the amount of authorized shares is necessary to ensure that the Company has an adequate amount of authorized and unissued shares to complete the possible sale of shares of common stock in any future offering.

Effect of the Common Stock Proposal

Adoption of the Common Stock Proposal would not affect the rights of the holders of currently outstanding common stock.  If additional authorized shares of common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership.  When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

The Common Stock Proposal, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock available for the foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of March 31, 2010	Upon Effectiveness of Amendment
Shares of Common Stock Authorized	100,000,000	750,000,000
Shares of Common Stock Outstanding	14,887,922	14,887,922
Shares of Common Stock Reserved for Issuance *	3,182,306	3,182,306
Shares of Common Stock Available for Future Issuance *	81,929,772	731,929,772
_________________
*           The number of shares of Common Stock reserved for issuance reflects 802,093 shares of common stock subject to outstanding options and 2,380,213 shares of common stock subject to outstanding stock purchase warrants at April 9, 2010.

The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the Company’s existing management.  On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

This Proposal requires approval by the affirmative vote of no less than a majority of outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4
AUTHORIZATION OF A PRIVATE PLACEMENT OF SECURITIES TO ACCREDITED INVESTORS

Our Board of Directors is considering various capital raising options to insure that TIB Bank remains “well capitalized,” as defined by federal banking regulations, and to support the growth of the Company and our subsidiaries.  On April 15, 2010, our Board of Directors resolved to seek our shareholders’ authorization to conduct a private placement of up to $200,000,000 of our securities within certain parameters discussed below.

Background

Under Nasdaq listing rules, a private placement of our common stock, or securities convertible into common stock, at a price less than the greater of market value or book value, which would result in the issuance of an amount of shares of common stock greater than 20% of our outstanding shares requires the prior approval of the holders of a majority of our shares of common stock which are voted on such a proposal.

Terms of Potential Offerings

As a part of its consideration of various capital raising options, our Board of Directors desires to be able to effect a private placement of equity securities without further shareholder approval, should a need and appropriate opportunity arise.  Therefore, we are seeking your approval to issue either (i) common stock, which does not have preemptive rights, (ii) preferred stock or (iii) a combination of common stock and preferred stock, in each case, on the following terms and conditions.

Common Stock Private Placement

If we issue common stock, par value $0.10 per share, as authorized by this proposal (such an offering a “Common Stock Private Placement”), we will not issue more than 600,000,000 shares and we will not issue shares at a discount of greater than 50% of the market price. The maximum dollar amount to be raised in a Common Stock Private Placement would be $200,000,000.

Any Common Stock Private Placement made pursuant to this proposal would be completed, and the shares of Common Stock issued, by no later than November 15, 2010.

Preferred Stock Private Placement

We are also seeking shareholder authorization to issue convertible or nonconvertible preferred stock, par value $0.10 per share (a “Preferred Stock Private Placement”).  If we conduct a Preferred Stock Private Placement, we will not issue shares of preferred stock that are convertible into more than 600,000,000 shares of common stock and the preferred shares will not have a conversion price set at a discount of greater than 50% of the market price. Other terms of preferred stock will be determined by the Board of Directors and we will not obtain further shareholder approval therefor. Such terms may include the existence or absence of preemptive rights, any liquidation preference, any dividend rate, voting rights, any redemption rights or price, any maturity date, or other similar matters. The maximum dollar amount to be raised in a Preferred Stock Private Placement would be $200,000,000.

Any Preferred Stock Private Placement made pursuant to this proposal would be completed, and the shares of preferred stock issued, by no later than November 15, 2010.

The Commons Stock Private Placement and the Preferred Stock Private Placement are not mutually exclusive, and we may decide to offer both common stock and preferred stock in the private placement transaction, subject to the conditions described above.

Any securities offered in the Common Stock Private Placement and/or the Preferred Stock Private Placement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This proxy statement does not constitute an offer to purchase any securities in the Common Stock Private Placement or the Preferred Stock Private Placement.

Reasons for this Proposal

We are seeking approval to issue shares of common stock in a Common Stock Private Placement and/or shares of convertible preferred stock in a Preferred Stock Private Placement so that we may take advantage of a desirable capital raising opportunity should one arise in the next six months following the Annual Meeting, without having to conduct a subsequent meeting of shareholders to obtain further approval of our shareholders.  The proceeds of any such offering would be used to provide capital to TIB Bank to support its operations and for loan loss reserves, to pursue possible acquisitions or Federal Deposit Insurance Corporation - assisted transactions, or to fund our operating expenses at the holding company level. At this time, we cannot estimate with any reasonable certainty what percentages of any proceeds would be utilized for any particular purpose.

Potential Effects of This Proposal

The completion of a Common Stock Private Placement would not affect the rights of the holders of currently outstanding common stock, but could, depending upon the ultimate price realized in a Common Stock Private Placement, cause dilution of the earnings per share and voting power. When and if any additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

The completion of a Preferred Stock Private Placement could affect the rights of the holders of currently outstanding common stock.  Shares of preferred stock could be issued with preferences as to liquidation rights or dividend rights, or with preemptive rights.  If shares of preferred stock are issued with preference as to liquidation or dividend rights, less cash could be made available to common stock holders in the event we are forced to liquidate or if we pay a dividend. If shares of preferred stock are issued with preemptive rights, preferred stock holders may have the right to maintain their relative ownership of the Company when common stock holders are not afforded the same right. If preferred shares are issued with voting rights, the voting power of common stock holders could be diluted. If any issued preferred shares are issued and are convertible into shares of common stock, such shares could affect common shareholders as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5
APPROVAL OF AMENDMENT TO COMPANY 2004 EQUITY INCENTIVE PLAN

The Company currently maintains a 2004 Equity Incentive Plan.  The plan allows the Company to provide equity compensation to employees and directors, under a shareholder-approved plan, in order to enable the Company to attract and retain qualified persons to serve as directors and employees, to enhance their equity interest in the Company, and thereby to solidify their common interest with shareholders in enhancing the value and growth of the Company.

The plan was originally adopted by the Board of Directors in February 2004 and approved by Company shareholders in May 2004.

On April 15, 2010, the Board of Directors adopted a resolution to amend, subject to approval of the shareholders at the Annual Meeting, Section 6(a) of the plan to increase the number of shares of Common Stock that are authorized and reserved for issuance under the plan from 849,215 shares to the lesser of 25,000,000 shares or 8% of the shares of common stock outstanding from time to time. In addition, Section 6(a) also was amended to provide that 90% of these shares would be allocated to employees (all of which may be issued as an incentive stock option) and 10% of these shares would be allocated to directors. Further, the amendment provides that no more than 80% of these shares may be issued pursuant to awards granted in the form of restricted shares. The foregoing share amounts are subject to the plan’s anti-dilution provision.

The plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices.  These include:

•           No Discount Stock Options.  Stock options (or stock appreciation rights) may not be granted or awarded with an exercise price of less than the fair market value of the Company common stock on the date of the grant or award.

•           No Repricings.  The repricing of stock options and stock appreciation rights is prohibited without the approval of shareholders.  This provision applies to both direct repricings - lowering the exercise price of a stock option or stock appreciation right or cancelling such awards and replacing them with lower-priced awards - and indirect repricings - cancelling an outstanding stock option or stock appreciation right and granting a replacement full-value award.

The following summary is qualified in its entirety by reference to the full text of the plan and the proposed amendment, as to which shareholder approval is sought under this Proposal.  A copy of the plan is included as Exhibit A to this proxy statement.

Plan Administration.  The plan is administered by the Board of Directors of the Company, a majority of whom meet the Nasdaq standard for director independence.  The Board has the sole authority to, among other things:

•           Interpret and administer the plan,

•           Establish procedures and regulations relating to the administration of the plan, and

•           Make any determinations that it deems necessary to administer the plan.

Eligibility.  Currently, the directors and employees of the Company and its subsidiaries are eligible to participate in the plan.

Awards.  The plan provides for the grant of incentive and non-statutory options, stock appreciation rights, restricted stock, performance unit awards, as such terms are defined in the plan.

Shares Subject to the Plan.  The plan, including the increase for which shareholder approval is sought under this Proposal, authorizes the lesser of 25,000,000 shares or 8% of the shares of common stock outstanding from time to time for issuance over the term of the plan, subject to further anti-dilution adjustments.  The amendment provides that of this amount a 90% may be issued to employees and 10% may be issued to directors.  No more than 80% of these shares may be issued pursuant to awards granted in the form of restricted shares.  If any shares are subject to an award under the plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan.  Likewise, shares that are tendered to the Company by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan shall be available for issuance under the plan.  The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.  As of March 31, 2010, there were 708,825 shares of Common Stock that had been issued under the plan, and 140,391 shares would be available for future issuance, excluding the increase in the plan under this Proposal.  As of March 31, 2010, all Company employees, including the executive officers, were eligible to participate in the plan.

Adjustments.  In the event of a merger, reorganization, consolidation, recapitalization, reorganization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting the Company common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum, number of shares subject to the plan and other, numerical limitations.  Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options.  Incentive and non-statutory options to purchase shares of the  Company common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board may determine or as may be required by applicable law.  The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted.  Fair market value means the last reported sale price of the Company common stock reported on the Nasdaq Global Select Market on the relevant date of determination.  The plan permits the Board to establish the term of each option, but its term shall not exceed ten years. Options may vest and become fully exercisable in the event a change in control occurs as described below.  If a participant’s service with the Company is terminated, the participant shall forfeit any unvested option.

Stock Appreciation Rights.  Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights will generally have the same terms and conditions as options, as described above. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option may be granted at the same time the option is granted or anytime after the grant but before exercise or expiration of the option. The term of a stock appreciation right may not exceed ten years and limited stock appreciation rights may be granted which are exercisable only upon a change in control or other specific event and may be payable based on the spread between the base price of the stock appreciation right and the fair market value of a share of common stock during a specified period or at a specified time within a specified period before, after or including the date of the change in control or other specified event.

Restricted Stock.  Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board, but in no event earlier than one year from its grant date. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) the death or disability of the participant. If a participant’s service with the Company is terminated, the participant shall forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Unit Awards.  Other awards of the Company common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the  Company’s common stock or the attainment by the Company of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock unit awards may be paid in shares of the Company common stock or cash, as the Board may determine. Shares granted as stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance shares or cash in the name of the participant will be made, equal to the value of the performance shares at the end of the performance cycle.

Change in Control.  Unless otherwise determined by the Board at the time of the grant of an award, in the event of a change in control of the Company, all outstanding stock options will become fully vested. If a participant’s service with the Company is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board at the time of the grant of  an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested and, with respect to performance units, the participant will be entitled to receive a prorata payment to the same extent as if the participant had ceased service because of death or disability. A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 50% or more of the outstanding common stock; (ii) a merger in which the Company is not the surviving entity, or a sale by the Company or the Bank of all or substantially all of its assets; or (iii) the acquisition by any person of the Bank by means of a merger, consolidation or purchase of 80% or more of its outstanding shares.

Amendment and Termination.  The plan remains in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) May 25, 2014. Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or, amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, FINRA rules, or other applicable law. In any event, shareholder approval will be required to, among other things, (i) increase the maximum number of shares issuable under the plan, (ii) reduce the exercise price of options and stock appreciation rights by repricing or replacing such awards, or (iii) change the participants eligible to participate in the plan.

Restriction on Transfer.  Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only trusts.

Other Provisions.  The Board may establish procedures providing for the delivery of shares of the Company, common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences.  Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, stock appreciation rights, and performance unit awards:

Upon exercising a non-statutory option, a participant must recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. Upon resale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as long-term capital gain (or loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain or loss. If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. The Company will be entitled to a deduction for the same amount. Any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will also create adjusted tax basis for alternative minimum tax purposes equal to fair market value on date of exercise.

Upon exercise of a stock appreciation right, a participant must recognize ordinary income equal to the amount of cash received plus the fair market value of any shares received. The Company will be entitled to a deduction for the same amount.

Recipients of restricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of Company common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may also elect, however, to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted stock awards in the year in which such amounts are included in income.

Performance unit awards result in the recognition of ordinary income in an amount equal to the cash received, as well as the fair market value of shares of Company common stock paid to participants. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants. The Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its covered executives. Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied. Additionally, certain provisions of legislation passed by the United States Congress and subsequently signed into law by Presidents Bush and Obama, during the fourth quarter of 2008 and first quarter of 2009, respectively, impose additional limitations on executive compensation and lower the compensation deductibility limitation described above from $1,000,000 to $500,000 by virtue of our participation in the CPP described above in the section entitled Compensation Committee Requirements under TARP.

Other Information.  The Board has not made any determination as to the allocation of benefits or amounts under the plan if the amendment to the plan is approved by shareholders.  The plan is not exclusive and does not limit the authority of the Board or its Boards to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Amendment.  Proposal 5 will amend Section 6(a) of the plan to read in its entirety as follows:

(a)           The maximum number of shares that may be issued with respect to Awards made under the Plan is the lesser of 25,000,000 Shares or 8% of the shares of common stock outstanding from time to time (90% of these shares allocated to the Employees, all of which may be issued as Incentive Stock Options, and 10% of these shares allocated to the Directors), no more than 80% of which may be issued pursuant to awards granted in the form of Restricted Shares.

This Proposal requires approval by the affirmative vote of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO.5.

PROPOSAL NO. 6
ADJOURNMENT OF THE ANNUAL MEETING

Proposal No. 6 would give the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days if there are not sufficient shares voted at the Annual Meeting, in person or by proxy, to approve any of the Proposals 3 through 5.  If the Company desires to adjourn the Annual Meeting, the presiding officer of the Annual Meeting will request a motion that the Annual Meeting be adjourned for up to 120 days with respect to any of Proposals 3 through 5 (provided that a quorum is present at the Annual Meeting), and no vote will be taken on those Proposals at the originally scheduled Annual Meeting.  Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposals 3 through 5.

Approval of this Proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Annual Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposals 3 through 5.  If the Company is unable to adjourn the Annual Meeting to solicit additional proxies, Proposals 3 through 5 may fail, not because shareholders voted against the Proposals, but rather because there was not sufficient shares represented at the Annual Meeting to approve Proposals 3 through 5.  The Company has no reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

This Proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7
SHAREHOLDER PROPOSAL ON DIRECTOR FEES

The Company received the shareholder proposal set forth below.  If the shareholder proponent, or representative, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting.  In accordance with federal securities regulations, we include the shareholder’s proposal plus any supporting statement exactly as submitted by the proponent.  The Board disclaims any responsibility for the content of the proposal and the statements in support of the proposal, which are presented in the form received from the shareholder.  For the reasons set forth below, the Board recommends a vote “AGAINST” the proposal.

The Company has been advised that B.G. Carter, 600 Whitehead Street, Suite 203, Key West, Florida  33040, the beneficial owner of 24,458 shares of Common Stock through his ownership of Independent Mortgage and Finance Company, intends to submit the following proposal for consideration at the Annual Meeting:

Resolved: “Until TIBB will resume quarterly payment of cash dividends of at least a nickel per common share ($.05), all Director fees shall be paid solely in common stock with each share valued at $7.8506 per share – the closing price of all TIBB on April 10, 2008 and the rate of TIBB’s last cash dividend of $.05888.”

Shareholder’s Supporting Statement:

First, the Directors need to align their economic interests with shareholders.

Second, capital needs to be conserved.  While shareholders have received only stock dividends, Directors have continued to receive cash.  These actions encourage the perception that shareholders’ needs are inferior to those of the Directors.

Third, building of confidence.  Assent, and preferability by unanimous action of the Board of Directors, will signal the Board’s confidence in TIBB’s future and will prove emphatically that Directors remain committed to that future.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ADOPTION OF THE SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW AND, UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

The Directors of the Company take on a high degree of responsibility, personal liability and risk and make a significant commitment of time in their service to the Company and its subsidiaries. These responsibilities include participation in, and observation of, management processes and meetings. Board members must also prepare for and participate in related committee meetings and the monthly Board meetings. As previously presented in the table in the section entitled Management and Principal Shareholders, each of the members of the Board of Directors has a significant direct interest in the ownership of the Company and, accordingly, we believe the economic interests of Directors are aligned with the interests of shareholders. In addition, in this challenging and uncertain economic environment, the governance and oversight demands placed upon our Directors have increased dramatically. Accordingly, we believe that, in order to continue to retain and attract qualified candidates for board service, their time, dedication, effort and risk must be appropriately compensated.

As of December 31, 2009, the closing price of the Company’s common stock was $0.64. Based upon this share price, the shareholder proposal would require a 92% reduction of the economic value of director compensation. The Board does not believe this would result in adequate compensation for the continued retention of current directors or the attraction of new, qualified directors and would result in a significant risk of undermining the ability of the board to perform its oversight and risk management and other fiduciary duties in a highly professional, competent and quality manner. Additionally, the 2004 equity incentive plan approved by shareholders on April 24, 2004 includes a limitation on the number of restricted shares available for grant to the directors of the Company. This limitation does not allow sufficient shares for the shareholder proposal to be effectively implemented.

This Proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL NO. 7.

FILINGS UNDER SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.  To our knowledge, based solely upon a review of forms furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2009, all Section 16(a) filings applicable to its officers, directors and persons who own more than 10% of the common stock were filed within a timely fashion.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has the authority to select the independent public accountants to audit our consolidated financial statements for the current year ending December 31, 2010.  Crowe Horwath LLP has served as our independent auditors since 2003.  The Board anticipates that a representative of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

Fees Paid to the Independent Auditors

The following sets forth information on the fees paid by us to Crowe Horwath LLP for 2009 and 2008.

	2009	2008
Audit Fees	$225,000	$240,000
Audit-Related Fees	25,000	17,325
Tax Fees	38,025	20,275
Subtotal	288,025	277,600
All Other Fees	-	4,461
Total Fees	$288,025	$282,061

Services Provided by Crowe Horwath LLP

All services that were rendered by Crowe Horwath LLP in 2009 and 2008 were permissible under applicable laws and regulations, and audit services were pre-approved by the Audit Committee.  The Audit Committee is required to pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence.  The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee.  Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee.  The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee. The Audit Pre-approval Policy is available on the company’s website at http://www.tibfinancialcorp.com.  Pursuant to rules of the SEC, the fees paid to Crowe Horwath LLP for services are disclosed in the table above under the categories listed below.

1)
Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our 10-K and 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)
Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. This includes consulting on financial accounting/reporting standards.

3)
Tax Fees – These are fees for professional services performed by Crowe Horwath LLP with respect to tax compliance, tax advice and tax planning.  This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

4)	All Other Fees – These are fees for other permissible work performed by Crowe Horwath LLP that does not meet the above category descriptions.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core work of the independent auditors, which is the audit of our consolidated financial statements.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board.  In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by the Secretary of the Company not less than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders.  This Proxy Statement and the enclosed Proxy are being first mailed to Company shareholders on or about April 29, 2010.  Therefore, shareholder nominations for election at next year’s Annual Meeting must be received no later than the close of business on December 30, 2010.  Nominations must be in accordance with the procedures and include the information required by the Company’s Bylaws.

A shareholder who desires to have his or her proposal included in next year’s Proxy Statement must deliver the proposal to the Secretary of the Company no later than the close of business on December 30, 2010.  This submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in the Company’s stock transfer records), the number of Company shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal.  Submissions must be in accordance with the procedures and include the information required by the Company’s Bylaws.

OTHER MATTERS

At the time of the preparation of this proxy Statement, we were not aware of any matters to be presented for action at the Annual Meeting other than the two Proposals referred to herein.  If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

ANNUAL REPORT

Copies of our 2009 Annual Report on Form 10-K are being mailed to all shareholders together with this proxy Statement.  Additional copies of our Annual Report on Form 10-K (including financial statements and financial statement schedules) for the year ended December 31, 2009 may be obtained without charge upon written request to Ms. Vicki L. Walker, Secretary, TIB Financial Corp., 599 9th Street North, Suite 101, Naples, Florida 34102-5624.

EXHIBIT A

2004 EQUITY INCENTIVE PLAN

TIB Financial Corp.
2004 EQUITY INCENTIVE PLAN

     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

     2. Definitions. The following definitions are applicable to the Plan:

     “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

     “Award” means the grant by the Board with input from Compensation Committee of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units or any combination thereof, as provided in the Plan.

     “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     “Bank” means TIB Bank of the Keys.

     “Board” means the Board of Directors of the Company.

     “Cause” means, in connection with a Participant’s termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the Company’s banking regulator, or any other act, activity or conduct of a Participant which in the opinion of the Company is adverse to the best interests of the Company or any Affiliate. “Cause” shall also include any definition included in the employment agreement between any plan participant and the Company or any of its subsidiaries.

     “Change of Control” a Change of Control shall mean:

          (a) a merger in which the Company is not the surviving entity or a sale by the Company or the Bank of all or substantially all of its assets,

          (b) the acquisition by any individual or group (other than the Company) of the Bank by means of a merger, consolidation or purchase of 80% or more of its outstanding shares. The term “group” and the concept of beneficial ownership shall have such meanings ascribed thereto as set forth in the Exchange Act and the regulations and rules thereunder.

          (c) or the acquisition by any individual or group of beneficial ownership of more than 50% of the outstanding shares of the Company. The term “group” and the concept of beneficial ownership shall have such meanings ascribed thereto, as set forth in the Exchange Act and the regulations and rules thereunder.

     For purposes of this Plan, where a change of control of the Company results from a series of related transactions, the change of control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction.

     “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

     “Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

     “Company” means TIB Financial Corp.

     “Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

     “Director” means any individual who is a member of the Board.

     “Disability” means total and permanent disability as determined by the Board pursuant to Code section 22(e)(3).

     “EBITDA” means earnings before interest, taxes, depreciation and amortization.

     “Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

     “Incentive Stock Option” means an option to purchase Shares granted by the Board with input from Compensation Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.

     “Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of the Shares on the Nasdaq National Market, or, if the Shares are not listed on the Nasdaq National Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of the Shares on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of the Shares as the Board shall determine.

     “Non-Qualified Stock Option” means an option to purchase Shares granted by the Board with input from Compensation Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means any individual selected by the Board with input from Compensation Committee to receive an Award.

     “Performance Cycle” means the period of time, designated by the Board with input from Compensation Committee, over which Performance Shares or Performance Units may be earned.

     “Performance Shares” means Shares awarded pursuant to Section 14 of the Plan.

     “Performance Unit” means an Award granted to a Participant pursuant to Section 14 of the Plan.

     “Plan” means the TIB Financial Corp. 2004 Equity Incentive Plan.

     “Restricted Period” means the period of time selected by the Board with input from Compensation Committee for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

     “Restricted Shares” means Shares that have been contingently awarded to a Participant by the Board with input from Compensation Committee subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

     “Retirement” means, in the case of an Employee or Director, a termination of Continuous Service by reason of the Employee’s or Director’s retirement on or after the Employee’s or Director’s 65th birthday.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shares” means the shares of common stock, par value of .10 per share.

     3. Administration. The Plan will be administered by the Board with input from Compensation Committee, which will consist of two or more members of the Board, each of whom will be independent directors as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, an “outside director” as provided under Code section 162(m), and an “independent director” under Rule 4200(a)(15)(A)-(6) of the NASDAQ Corporate Governance Rules approved November 4, 2003, as amended. The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Board with input from Compensation Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Board will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board without a meeting, will be acts of the Board. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

     4. Participants. The Board with input from Compensation Committee may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

     5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Board with input from Compensation Committee and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

     6. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 16 hereof:

          (a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 400,000 Shares (340,000 Shares allocated to the Employees, all of which may be issued as Incentive Stock Options, and 60,000 Shares allocated to Directors), no more than 133,000 of which may be issued pursuant to Awards granted in the form of Restricted Shares.

          (b) The Shares with respect to which Awards may be made under the Plan are authorized and unissued Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

          (c) Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

     7. General Terms and Conditions of Options.

          (a) The Board with input from Compensation Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Board, in its sole discretion, may determine.

          (b) Other than in connection with a change in the Company’s capitalization (as described in Section 15 of the Plan), the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced by issuance to the same participant of an Option having a lower Exercise Price without further approval of the shareholders of the Company.

     8. Exercise of Options.

          (a) Except as provided in Section 17, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

          (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Board in its sole discretion.

     9. Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Board with input from Compensation Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

          (a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

          (b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

          (c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within three (3) months prior to the cessation of Continuous Service.

          (d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

          (e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change of Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

          (f) In the event of the Participant’s death or disability, all Options heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise all vested Options within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

          (g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.  Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Board may, in its sole discretion, allow the exercise of an expired Option if the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     10. Restrictive Covenants. In its discretion, the Board may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

     11. Incentive and Non-Qualified Stock Options.

          (a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company’s shareholders, (ii) no Option will be exercisable more than ten (10) years from the date the Option is granted, (iii) the Exercise Price of each Option will not be less than the Market Value per Share on the date such Option is granted, (iv) no Incentive Stock Option will be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns as defined in Code section 424(d), shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

          (b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

     12. Terms and Conditions of Restricted Shares. The Board with input from Compensation Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Board otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

          (a) At the time of an Award of Restricted Shares, the Board with input from Compensation Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest; but in no event earlier than one year from grant date. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Board will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

          (b) Subject to Section 16, if a Participant ceases Continuous Service for any reason before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

          (c) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

          (d) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Award.

          (e) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

          (f) No Award of Restricted Shares may be assigned, transferred or encumbered.

     13. Terms and Conditions of Stock Appreciation Rights. The Board with input from Compensation Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Board otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

          (a) The Board with input from Compensation Committee may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement:

          (b) In the case of a SAR granted in tandem with or as a substitution for another Award, the base price may be no lower than the Market Value of a share of Common Stock on the date such other Award was granted (and no SAR may be retroactively granted).

          (c) The maximum term of a SAR shall be ten (10) years. The Board may also grant limited SARs, which are exercisable only upon a Change of Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change of Control or other specified event.

          (d) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

          (e) If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Board , in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

          (f) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

          (g) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change of Control, such Participant may exercise any outstanding SAR to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

          (h) In the event of the Participant’s death or Disability, any SAR heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise fully vested SARs within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

          (i) Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Board may, in its sole discretion, allow the exercise of an expired SAR if the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     14. Performance Shares and Performance Units.

          (a) The Board with input from Compensation Committee, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Board based on any one or any combination of the following business criteria (the “Performance Goals”): (i) earnings per Share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per Share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) changes in the Company’s efficiency ratio (the ratio of non-interest expense to the sum of non-interest income plus taxable equivalent net-interest income); (x) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xi) enterprise value added (“EVA”); (xii) market value added (“MVA”); (xiii) fee income; (xiv) net interest income; (xv) growth in loans; (xvi) growth in deposits; (xvii) total return to shareholders; and (xviii) other criteria determined by the Board.

          (b) In the case of Performance Units, the Board with input from Compensation Committee shall determine the value of Performance Units under each Award.

          (c) As determined in the discretion of the Board with input from Compensation Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

          (d) At such time as it is certified, in writing, by the Board with input from Compensation Committee that the Performance Goals established by the Board have been attained or otherwise satisfied within the Performance Cycle, the Board will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

          (e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Board . To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Board will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

          (f) Subject to Section 16, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Board with input from Compensation Committee, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

     15. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure affecting the Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price and base price, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Board to prevent the dilution or diminution of Awards. The Board ‘s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

     16. Effect of Change of Control.

          (a) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason except for Cause, at any time within twelve (12) months after a Change of Control, unless the Board has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 14 of the Plan. If a Change of Control occurs, unless the Board has otherwise provided in the Award Agreement, all Option Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated will become exercisable.

     17. Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

     18. Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee, Director or other person, any right to Continuous Service.

     19. Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Company requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Board will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

     20. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Board determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

     21. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

     22. Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated pursuant to Section 21, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

     23. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Florida.

     25. Repricing of Options. Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Section 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

    Adopted by the Board of Directors of

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   as of   February 24, 2004

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    Adopted by the Shareholders of

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   as of   May 25, 2004

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TIB FINANCIAL CORP.
599 9TH STREET NORTH, SUITE 101
NAPLES,  FL  34102-5624

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. **ELECTION OF DIRECTORS Nominees:** (1) Bradley A. Boaz (2) John G. Parks, Jr. (3) Marvin F. Schindler (4) Otis T. Wallace

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   For O Against O Abstain O

   For O Against O Abstain O

   For O Against O Abstain O

7. **SHAREHOLDER PROPOSAL ON DIRECTORS FEES.**

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https://materials.proxyvote.com/872449 (for information only).

PROXY TIB FINANCIAL CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Howard B. Gutman and Paul O. Jones, Jr., and each or any of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of common stock of TIB Financial Corp. (the "Company"), held of record by the undersigned on April 9, 2010, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 25, 2010, or any adjournments thereof.